Exhibit 99.3
BEFORE THE
STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

x
Joint Petition of MidAmerican Energy Holdings
Company, MEHC Merger Sub Inc., Constellation Energy
Holdings LLC, Constellation Energy Group, Inc.,	Case 08-E-
R.E. Ginna Nuclear Power Plant, LLC, and
Nine Mile Point Nuclear Station, LLC for a
Declaratory Ruling Regarding a Merger or, in the
Alternative, an Order Approving the Transaction
x
Joint Petition of MidAmerican Energy Holdings Company, MEHC Merger Sub Inc.,
Constellation Energy Holdings LLC, Constellation Energy Group, Inc.,
R.E. Ginna Nuclear Power Plant, LLC, and Nine Mile Point Nuclear Station, LLC
for a Declaratory Ruling Regarding a Merger or, in the
Alternative, an Order Approving the Transaction

Brian T. FitzGerald	David B. Johnson
Dewey & LeBoeuf LLP	Read and Laniado, LLP
99 Washington Avenue, Suite 2020	25 Eagle Street
Albany, New York 12210-2820	Albany, New York 12207
Tel: (518) 626-9000	Tel: (518) 465-9313
Dated: October 17, 2008

BEFORE THE
STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

x
Joint Petition of MidAmerican Energy Holdings
Company, MEHC Merger Sub Inc., Constellation Energy
Holdings LLC, Constellation Energy Group, Inc.,	Case No. 08-E-
R.E. Ginna Nuclear Power Plant, LLC, and
Nine Mile Point Nuclear Station, LLC for a
Declaratory Ruling Regarding a Merger or, in the
Alternative, an Order Approving the Transaction
x
Joint Petition of MidAmerican Energy Holdings Company, MEHC Merger Sub Inc.,
Constellation Energy Holdings LLC, Constellation Energy Group, Inc.,
R.E. Ginna Nuclear Power Plant, LLC, and Nine Mile Point Nuclear Station, LLC
for a Declaratory Ruling Regarding a Merger or, in the
Alternative, an Order Approving the Transaction
I. INTRODUCTION
          MidAmerican Energy Holdings Company (“MEHC”), MEHC Merger Sub Inc. (“Merger Sub”), Constellation Energy Holdings LLC (“CEHLLC”), Constellation Energy Group, Inc. (“CEG”), R.E. Ginna Nuclear Power Plant, LLC (“GNPP”), and Nine Mile Point Nuclear Station, LLC (“Nine Mile”) (collectively the “Petitioners”), through the undersigned counsel, respectfully request an expedited declaratory ruling that the New York State Public Service Commission (“Commission”) need not review under Public Service Law (“PSL”) Section 70 a series of corporate transactions, as further described herein, resulting in the acquisition by merger of CEG with CEG becoming an indirect wholly-owned subsidiary of MEHC (the “Proposed Transaction”).1

[1]	The Petitioners are also seeking approvals related to the Proposed Transaction in the United States from the Maryland Public Service Commission, the United States Nuclear Regulatory Commission (“NRC”), the Federal Energy Regulatory Commission (“FERC”), the Federal Communications Commission, the U.S. Department of Justice, and will make the appropriate filings with the U. S. Securities and Exchange Commission.

          In the alternative, the Petitioners respectfully request expedited Commission approval, without modification or condition, pursuant to PSL Section 70 and any other statutory or regulatory provision deemed applicable, to consummate the Proposed Transaction. Ultimately, the Proposed Transaction will result in the indirect transfer of control of CEG’s ownership interest in New York lightly regulated generating assets, including the 621 megawatt (“MW”) (summer rating) Nine Mile Point Nuclear Station Unit 1 (“NMP1”), 1,135 MW (summer rating) Nine Mile Point Nuclear Station Unit 2 (“NMP2”) and the 582 MW (summer rating) Robert E. Ginna Nuclear Power Plant (“Ginna”) to MEHC.
          No significant changes in the operations or management of NMP1, NMP2 or Ginna will occur as a result of the Proposed Transaction. CEG, a leading national operator of nuclear units, will continue to operate and manage NMP1, NMP2 and Ginna. The technical qualifications of the licensees are not affected by the proposed indirect transfer of control. There will be no physical changes to NMP1, NMP2 and Ginna and no changes in their day-to-day operations in connection with the indirect transfer of control. The current federal NRC licensees will at all times remain the licensed operators of the units. The nuclear operating organizations for the licensed facilities are expected to remain essentially unchanged as a result of the acquisition. Thus, no significant changes in the management or organization of any of the nuclear generating stations are expected to be made as a result of the Proposed Transaction. Moreover, after the merger William J. Fehrman will be named as Chairman of the Nuclear Committee of the CEG Board of Directors. Mr. Fehrman is currently President and Chief Executive Officer of MidAmerican Energy Company and Senior Vice President of MEHC. He graduated from the University of Nebraska, in Lincoln, in 1984, with a bachelor’s degree in civil engineering. In 1998, he earned a master’s degree in business administration from Regis

University, Denver, Colorado. Mr. Fehrman has completed the Reactor Technology Program for utility executives from the Massachusetts Institute of Technology and National Academy for Nuclear Training and has completed the Institute of Nuclear Power Operations Senior Nuclear Plant Management Course. Mr. Fehrman is also a recently retired member of the National Nuclear Accrediting Board.
          The Petitioners also request confirmation that the Proposed Transaction will have no effect upon GNPP’s and Nine Mile’s status as lightly regulated entities.2 GNPP and Nine Mile will continue to be wholesale generators and, as such, will be precluded from making any retail sales. Consequently, the Petitioners will continue to meet the requirements for lightened regulation.
          The Petitioners respectfully request expedited treatment such that the Commission acts on this Petition within three (3) months of the date of this filing as the Petitioners seek to complete the Proposed Transaction as expeditiously as possible prior to June 19, 2009.3
II. DESCRIPTION OF THE PARTIES
          Nine Mile, a Delaware limited liability company, is currently a direct wholly-owned subsidiary of Constellation Nuclear Power Plants, Inc., which in turn, is a direct wholly-owned subsidiary of Constellation Energy Nuclear Group, LLC (“CENG”), which in turn, is a direct wholly-owned subsidiary of CEG. Nine Mile’s ultimate parent corporation is CEG. Nine Mile has a 100% ownership interest in NMP1 and an 82% ownership interest in NMP2.4 Nine

[2]	See Case 04-E-0030 — R.E. Ginna Nuclear Power Plant, LLC, Order Providing For Lightened Regulation of Nuclear Generation Facility (May 19, 2004); Case 01-E-0349 — Nine Mile Point Nuclear Station, LLC — Petition for a Declaratory Ruling that its Nine Mile Point Nuclear Units Will Be Subject to a Lightened Regulatory Regime, Order Proving for Lightened Regulation of Nuclear Generating Facilities (Oct. 26, 2001). (“Constellation Lightened Regulation Orders”).

[3]	The merger agreement among the parties terminates on this date. This termination date may be extended by either party under limited circumstances an additional three months to September 19, 2009.

[4]	The Long Island Power Authority holds the other 18% ownership interest.

Mile operates NMP1 and NMP2, which are located in Scriba, New York. Nine Mile is lightly regulated by the Commission.5
          GNPP, a Maryland limited liability company, is currently a direct wholly-owned subsidiary of Constellation Nuclear Power Plants, Inc., which in turn, is a direct wholly-owned subsidiary of CENG, which in turn, is a direct wholly-owned subsidiary of CEG. GNPP’s ultimate parent corporation is CEG. GNPP owns and operates Ginna, which is located in Wayne County. GNPP is lightly regulated by the Commission.6
          Merger Sub, a Maryland corporation, is an indirect wholly-owned subsidiary of MEHC. As part of the Proposed Transaction, Merger Sub shall be merged with and into CEG in accordance with the laws of the State of Maryland and the separate existence of Merger Sub shall cease. CEG, the surviving corporation in the merger, shall continue its corporate existence under the laws of the State of Maryland and shall become an indirect wholly-owned subsidiary of MEHC and shall succeed to and assume all of the rights and obligations of Merger Sub.
          CEG, a Maryland corporation, is headquartered in Baltimore, Maryland. CEG is a diversified energy company, which has interests in power marketing, merchant generators, qualifying facilities under the Public Utility Regulatory Policies Act of 1978 and a franchised distribution utility. That utility, Baltimore Gas and Electric Company, is a combination natural gas and electric utility that transmits and distributes electricity to approximately 1.2 million customers and provides retail gas service to approximately 634,000 customers in all or part of 10 counties in central Maryland and the City of Baltimore, Maryland. CEG owns, manages or invests in power plants generating approximately 9,000 MW of electricity, including

[5]	Supra, n.3.

[6]	Id.

approximately 4,100 MW in nuclear power plant capacity.7 CEG, through its subsidiaries, owns and operates five nuclear power plants at three sites in the United States.8
          CEHLLC is a Delaware limited liability corporation and a wholly-owned subsidiary of MEHC and will hold 100% of CEG.9
          MEHC, an Iowa corporation, is headquartered in Des Moines, Iowa. MEHC is a holding company which owns subsidiaries that are principally engaged in energy businesses.10 It is a global leader in the production of energy from diversified fuel sources including geothermal, natural gas, hydroelectric, nuclear, coal, and wind. MEHC’s electric and natural gas utility subsidiaries serve approximately 6.2 million electricity customers and end users and approximately 0.7 million natural gas customers. MEHC, through its subsidiaries, owns a 25% share of two nuclear plants at one site, the Quad Cities Nuclear Generating Station, which is partially owned and operated by Exelon Generation Company, LLC. That facility is located in Cordova, Illinois.11

[7]	CEG owns approximately 3,869 MW of this nuclear power plant generation.

[8]	CEG is also the indirect 100% owner of Constellation NewEnergy, Inc. (“CNE”) and Constellation Energy Commodities Group, Inc. (“CCG”). CNE is a competitive retail energy supplier that provides customized energy solutions and comprehensive energy services to commercial, industrial, and institutional customers. CNE has been certified as a retail electric supplier to serve customers located within various service territories throughout Canada and the United States, including New York. CNE does not own any physical assets for the generation, transmission, or distribution of electric power. CCG is a power marketer authorized by the FERC to sell energy, capacity, and certain ancillary services at market-based rates. CCG transacts business in the markets administered by the New York Independent System Operator (“NYISO”), among others. CCG does not own any physical assets for the generation, transmission, or distribution of electric power and has no retail electric service customers or service territories. CCG is responsible for scheduling and marketing at wholesale the energy and capacity of NMP1, NMP2 and Ginna that is not currently sold under long-term contract.

[9]	CEHLLC’s existence is attributable to tax planning and other non-operational purposes.

[10]	On a fully diluted basis, MEHC is 87.4% owned by Berkshire Hathaway Inc. and 12.6% by Walter Scott Jr. (along with family members and related entities), David Sokol and Greg Abel.

[11]	This share amounts to approximately 435 MW.

III. THE PROPOSED TRANSACTION
          The Proposed Transaction will result in MEHC becoming a new parent corporation to Nine Mile and GNPP. The Proposed Transaction will be accomplished through the involvement of four entities: CEG, MEHC, an Iowa corporation, MEHC Merger Sub, Inc. (the Merger Sub), a Maryland corporation and a wholly owned subsidiary of MEHC, and Constellation Energy Holdings, LLC (CEHLLC), a Delaware limited liability company. Upon consummation of the transaction, the separate existence of the Merger Sub will cease and the Merger Sub will be merged with and into CEG. MidAmerican Energy Holdings Company will indirectly own 100% of CEG through its direct wholly owned subsidiary CEHLLC, a holding company. Constellation Energy Group, Inc. will continue its corporate existence and CEG’s articles of incorporation and bylaws will be amended in their entirety to be the same as the articles of incorporation and bylaws of the Merger Sub. Upon consummation of the transaction, each of the directors of CEG will resign and the directors of the Merger Sub will become CEG’s directors. The officers of CEG will remain as such until their successors have been duly elected or appointed and qualified.12
          Pursuant to the Merger Agreement, at the effective time of the merger, each share of CEG common stock, without par value, issued and outstanding as of the effective time (other than shares of CEG Common Stock owned by MEHC or by any wholly-owned subsidiary of CEG or MEHC) shall be converted into the right to receive cash in the amount of $26.50 per share, without interest and less applicable withholding taxes.

[12]	Simultaneous with execution of the Merger Agreement, MEHC agreed to make a $1 billion investment into CEG in exchange for shares of non-voting Series A convertible preferred stock of CEG. On September 22, 2008, MEHC purchased $1 billion of non-voting Series A convertible preferred shares from CEG. A separate petition has been filed contemporaneously with the Commission to address any future conversion of those shares to common shares. CEG also agreed to increase the number of members of its Board of Directors by one and MEHC obtained the right to nominate an individual for that position.

          Nine Mile will continue to own 100% of NMP1 and 82% of NMP2. Nine Mile will also continue to operate NMP1 and NMP2. Furthermore, Nine Mile will continue to be indirectly owned by CEG. CEG will be an indirect wholly-owned subsidiary of MEHC. As a result of the Proposed Transaction, Nine Mile’s parent corporation will be MEHC.
          GNPP will continue to own and operate Ginna as an indirect subsidiary of CEG. CEG will be an indirect wholly-owned subsidiary of MEHC. As a result of the Proposed Transaction, GNPP’s parent corporation will be MEHC. Simplified pre and post transaction corporate organizational charts are attached hereto as Exhibit 1.
          No significant change in the operations or management of NMP1, NMP2 or Ginna will occur as a result of the Proposed Transaction. CEG, a leading national operator of nuclear units, will continue to operate and manage NMP1, NMP2 and Ginna.
          MEHC’s acquisition by merger of CEG, the upstream parent of Nine Mile and GNPP, is not a direct transfer of ownership interest in NMP1, NMP2 and Ginna. Moreover, there will be no change in the previously approved technical qualifications of Nine Mile and GNPP as operators of NMP1, NMP2 and Ginna. Nine Mile and GNPP will continue to operate and make capital improvements at the plants in accordance with their respective operating licenses and applicable laws and regulatory requirements. The Proposed Transaction will also have no affect on the financial support arrangements that are currently in place in favor of Nine Mile and GNPP as holders of the NRC licenses for NMP1, NMP2 and Ginna. The Proposed Transaction is fully consistent with the continued ownership and safe and secure operation and maintenance of NMP1, NMP2 and Ginna.
          There will be no physical changes to NMP1, NMP2 and Ginna and no changes in their day-to-day operations as a result of the Proposed Transaction. There will also be no change in the arrangements and agreements for the decommissioning of NMP1, NMP2 and Ginna. The Proposed Transaction will not affect the decommissioning funding arrangements for NMP1, NMP2 and Ginna previously reported to the NRC on March 30, 2007. The NRC licensees will continue to maintain their existing decommissioning trust funds segregated from their assets and outside their administrative control in accordance with the requirements of the NRC. In addition, the same level of nuclear operations expertise currently in place at the NMP1, NMP2 and Ginna facilities will continue after the Proposed Transaction.
IV. DISCUSSION
     A. The Wallkill Presumption Applies
          The Commission has established a lightened regulatory regime for wholesale generators in New York, including owners and operators of nuclear generating facilities, under which PSL Section 70 review of changes in ownership is not required.13 In the Wallkill Order, the Commission decided that under this lightened regulatory regime, PSL Section 70 regulation would not adhere to a transfer of ownership interests in parent entities upstream from the affiliates owning and operating New York competitive electric generation facilities, unless there was a potential for harm to the interests of captive utility ratepayers sufficient to override the presumption (the “Wallkill Presumption”). The Commission granted Nine Mile and GNPP such lightened regulation and the Petitioners were afforded the Wallkill Presumption for transfers of ownership interests in the parent entities upstream from the affiliates owning and operating NMP1, NMP2 and Ginna.14
          In past decisions, the Commission has determined that the Wallkill Presumption applies to transactions involving changes of control of lightly regulated entities and has declined

[13]	Case 91-E-0350 — Wallkill Generating Company, L.P. - Regulation, Order Establishing Regulatory Regime (Apr. 11, 1994) (“Wallkill Order”); see also Constellation Lightened Regulation Orders.

[14]	See Constellation Lightened Regulation Orders.

to review those transactions under PSL Section 70.15 As discussed more fully above, the Proposed Transaction involves a change of ownership interests in parent entities upstream from the affiliates owning and operating New York competitive electric generation facilities. The Petitioners request that the Commission follow its precedent, continue to afford the Petitioners the Wallkill Presumption, and issue a declaratory ruling stating that the Commission need not review the Proposed Transaction under PSL Section 70.
          Moreover, under the Proposed Transaction, there is no potential for harm to the interests of captive New York ratepayers such that it would override the Wallkill Presumption. The Proposed Transaction will not alter the operations of NMP1, NMP2 and Ginna and the Petitioners’ horizontal market concentration will only increase a de minimis amount. Nine Mile and GNPP will continue to own and operate NMP1, NMP2 and Ginna.

[15]	See Case 08-E-0850 — Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund — Petition for a Declaratory Ruling Regarding Acquisition of Common Stock, and, in the Alternative, Approval Under Public Service Law § 70, Declaratory Ruling on Review of Stock Transfer Transactions (Sept. 19, 2008); Case 08-E-00397- Petition of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund for a Declaratory Ruling Regarding Acquisition of Common Stock, and, in the Alternative, Approval Under Public Service Law § 70, Declaratory Ruling on Review of Stock Transfer Transactions (June 23, 2008); Case 08-E- 0410 — Petition of LS Power Development, LLC For a Declaratory Ruling Regarding the Acquisition of Common Stock, or in the Alternative Approval Under Section 70 of the Public Service Law, Declaratory Ruling on the Acquisition of Common Stock (May 27, 2008); Case 07-E-0462 — Joint Petition of Horizon Wind Energy LLC, f/k/a Zilkha Renewable Energy, and GS Wind Holdings LLC for a Declaratory Ruling, Declaratory Ruling on Review of Transfer Transactions (June 26, 2007); Case 07-E-0332 — Astoria Generating Company Holding LLC, Astoria Generating Company, L.P., and EBG Holdings LLC — Joint Petition for a Declaratory Ruling, Or, in the Alternative, For Authorization under Public Service Law § 70 to Transfer Ownership, Declaratory Ruling on Review of Merger Transaction (May 22, 2007); Case 07-E-0009 — Joint Petition of Scottish Power plc, PPM Energy, Inc., and Iberdrola, S.A. For a Declaratory Ruling Regarding the Application of Public Service Law § 70, Declaratory Ruling on Review of an Acquisition Transaction (Feb. 28, 2007); Case 05-E-0368 — Zilkha Renewable Energy, LLC and GS Wind Holdings, LLC — Joint Petition for a Declaratory Ruling that the Commission Will Not Review or Regulate the Proposed Sale of Membership Interests in Zilkha Renewable Energy to GS Wind Holdings, Declaratory Ruling on the Review of the Transfer of Ownership Interests (May 19, 2005); Case 04-M-1592 — WPS Power Development, Inc. and WPS Energy Services, Inc. - Joint Petition for a Declaratory Ruling that the Commission Will Not Review the Proposed Restructuring of WPS Power Development and WPS Energy Services, Declaratory Ruling on Review of an Intra-Corporate Restructuring (Feb. 16, 2005); Case 02-E-0939 — Orion Power New York, L.P. — Petition for Expedited Approval Under § 69 to Restructure Corporate Debt and for a Declaratory Ruling Under § 70, Declaratory Ruling on Review of Corporate Reorganization and Order Clarifying Prior Order (Sept. 24, 2002); Case 01-E-1900 — Athens Generating Company, L.P. — Petition for a Declaratory Ruling that Section 70 of the Public Service Law Does Not Apply to Its Proposed Intracorporate Reorganization or in the Alternative for Approval of the Reorganization, Declaratory Ruling on Review of Corporate Reorganization (Dec. 21, 2001).

          CEG’s owned generation in New York is approximately 2,133 MW. MEHC’s owned generation in New York is 90 MW (net) (240 MW* 75% * 50%) of the Saranac facility.16 No new entity that owns or controls significant generation assets in New York is being brought into the organizational structure as a result of the Proposed Transaction. The installed capacity in NYISO is about 38,700 MW (summer).17 Thus, MEHC’s market share is de minimis and CEG’s is less than 6%.18 Therefore, the Proposed Transaction will have no adverse effect on market concentration in New York.19 Consequently, the Proposed Transaction does not raise horizontal market power concerns.
          In addition, vertical market power cannot be exercised because the Petitioners, including MEHC, do not exercise control over delivery facility assets, or inputs into the production of generation supply, within New York markets. The Petitioners do not provide distribution services in New York. As a result, those avenues of undue exercise of market power are foreclosed and the Proposed Transaction does not pose the potential for adverse impacts to New York ratepayers.
          The Petitioners recognize that in a recent PSL Section 70 proceeding involving the transfer of nuclear plants in New York, the Commission declined to afford the petitioners the

[16]	The Saranac facility is a 240 MW natural gas-fueled cogeneration project in Plattsburgh, New York. The Saranac facility is 75% indirectly owned by CE Generation LLC (“CE Gen”), a limited liability company, 50% of which is owned by MEHC, and is operated by FalconPower Operating Company, an indirect subsidiary of CE Gen. The project also sells natural gas transportation to New York State Electric & Gas Corporation and Georgia-Pacific Corporation through its wholly-owned North Country Gas Pipeline.

[17]	See NYISO, 2008 Load & Capacity Data, pages 52 and 53.

[18]	See Case 08-E-0410 — Petition of LS Power Development, LLC For a Declaratory Ruling Regarding the Acquisition of Common Stock, or in the Alternative, Approval Under Section 70 of The Public Service Law, Declaratory Ruling On The Acquisition Of Common Stock (May 27, 2008) at p. 8 (finding that ownership of 8.1% of New York’s total installed capacity after merger was “insufficient to cause concern” with respect to the exercise of horizontal market power).

[19]	See Affidavit of Rodney Frame, attached as Attachment 1 to Joint Application for Authorization Under Section 203 of the Federal Power Act, Request for Waiver of Certain Commission Requirements, and Requests for Confidential Treatment and Expedited Treatment filed in FERC Docket No. EC09-6-000 on October 14, 2008, located at:
http://elibrary.ferc.gov/idmws/common/opennat.asp?fileID=11830305.

Wallkill Presumption.20 While recognizing that nuclear plant owners may under certain circumstances avail themselves of the Wallkill Presumption, the Commission rejected a request involving the owners of the Indian Point and FitzPatrick nuclear plants in New York to apply the Wallkill Presumption. The Commission noted that:
Under the circumstances presented, Entergy proposes a transfer of the New York nuclear facilities to an owner that did not exist previously, but will be created by Entergy itself. That entity will be encumbered by up to $6.5 billion in debt. Entergy will also substantially restructure the ownership arrangements for the operator of the nuclear facilities. Given the broad scope and extent of this transaction, there is the potential for substantial impacts on the New York nuclear facilities that are unique in characteristics and of crucial importance to preserving the adequacy of generation service to New York ratepayers. The public interest therefore requires a more thorough review of this transaction than would be conducted under the Wallkill Presumption, and that presumption is overridden.21
Importantly, the Commission noted that use of the Wallkill Presumption could still be appropriate for nuclear facilities for transactions of lesser impact (e.g., bringing in a new partner into the upstream ownership structure for a nuclear facility).22 Its use remains appropriate here.
          Notwithstanding the Commission’s decision in Case 08-E-0077, the current matter is distinguishable on the facts. First, MEHC is an established multi-billion dollar company that is a global leader in the production of energy. With an investment grade credit rating on senior unsecured debt of Baa1/BBB+/BBB+ for Moody’s, Standard and Poors and Fitch, respectively, MEHC is very financially able and will have the ability to fulfill all of the

[20]	Case 08-E-0077 — Petition of Entergy Nuclear FitzPatrick, LLC, Entergy Nuclear Indian Point 2, LLC, Entergy Nuclear Indian Point, LLC, Entergy Nuclear Operations, Inc, NewCo and Entergy Corporation for a Declaratory Ruling Regarding a Corporate Reorganization or, in the Alternative, an Order Approving the Transaction and an Order Approving Debt Financings, Order Establishing Further Procedures (May 23, 2008). Case 08-E-0077 is still pending before the Commission and the Commission has yet to fully articulate the standard of review it will adopt in that case.

[21]	Id. at 5-6.

[22]	Id. at n.8.

obligations it will assume as a result of the Proposed Transaction. In fact, MEHC will complete the transaction utilizing cash.23 MEHC’s senior unsecured credit rating is above the credit rating of CEG. Second, MEHC is not proposing to encumber NMP1, NMP2 and Ginna.
          Based on the foregoing, the basis for overcoming the presumption established in the Wallkill Order is not present here and the Wallkill Presumption, that further PSL Section 70 review is not required by the Commission, is applicable in this case.
     B. The Proposed Transaction is in the Public Interest
          If the Commission decides to review the Proposed Transaction pursuant to PSL Section 70 rather than issue a declaratory ruling, the Commission should approve the Proposed Transaction as in the public interest.24 Financial stability is the most significant benefit of the Proposed Transaction. It was, in fact, the search for this financial stability that initially led to the Proposed Transaction. National financial events during the time of negotiation of the Proposed Transaction included the bankruptcy of Lehman Brothers Holdings, Inc., the acquisition of Merrill Lynch by Bank of America and the credit crisis at AIG. During that same time, CEG was facing significant capital and financing constraints. A convergence of circumstance leading to extraordinary financial pressures and potential bankruptcy existed including: 1) Significant increase in CEG’s obligations to provide additional collateral to support its business activities; 2) Tightening credit markets; 3) Increasing volatility in commodity markets; 4) Deteriorating general economic conditions including the Lehman Brothers Holdings, Inc. bankruptcy, among

[23]	For this transaction, MEHC will issue $2 billion of 11% Trust Preferred securities to its parent, Berkshire Hathaway Inc., and approximately $2.7 billion in common stock to its existing shareholders.

[24]	Should the Commission decide to review the Proposed Transaction, the Petitioners respectfully request waiver of the filing requirements set forth in 16 N.Y.C.R.R. §§ 18, 31.1 and 39.1. The Commission has waived such filing requirements in the past for lightly regulated companies like the Petitioners. See Case 06-M-0948 — Re Alliance Energy, New York LLC, Order Approving Transfer (Oct. 25, 2006); Case 05-E-0746 — In re Power City Partners, L.P., Order (Sept. 7, 2005); Case 03-E-1694 - Re UtilCo Group Inc., Declaratory Ruling and Order Concerning Transfer of Ownership Interests (Feb. 13, 2004); Case 03-E-0516 — Re Athens Generating Company, L.P., Order Approving Transfer and Providing for Lightened Regulation (Sept. 17, 2003).

other events; 5) Questions about commitments for $2 billion in credit facilities for CEG; and 6) Requests for “adequate assurance” of performance and counterparties ceasing to trade with CEG. Nonetheless, during this time period leading to the announcement of the transaction, CEG’s nuclear plants in New York continued to operate safely and the safe operation of the plants was never threatened.
          Prior to the announcement of the transaction, CEG was an investment grade company but was experiencing significant financial difficulties. In August Standard & Poor’s and Fitch Ratings (“Fitch”) downgraded CEG’s credit ratings and Moody’s Investors Service (“Moody’s”) announced CEG’s ratings were under review for a possible downgrade. In its September 17, 2008 Announcement, Standard & Poor’s stated that while it viewed the announced transaction with MEHC as a potentially favorable credit development for CEG, it opined that CEG’s business reflected tremendous negative market sentiment and cited an “acute crisis in confidence.” The placement on CreditWatch reflected an increased urgency for CEG to execute on a recently announced asset divestment plan and to complete other credit supportive strategic initiatives to shore up its balance sheet in the face of a broad loss of market confidence. Standard & Poor’s stated that resolution of the CreditWatch depended on the sustained availability of a $2 billion credit facility, the near-term infusion of $750 million to $1 billion of equity and either the completion of asset sales or an outright sale of CEG. In closing, Standard & Poor’s stated that in the absence of rapid execution of these credit supportive actions, a multiple-notch downgrade was likely and, most telling, Standard & Poor’s flatly stated that it did not expect CEG to be able to withstand such a downgrade.
          On September 18, 2008, Moody’s downgraded CEG to Baa2 from Baa1 and placed the rating under further review for possible downgrade. While Moody’s viewed the transaction with MEHC as a positive step toward addressing liquidity concerns, Moody’s reported that CEG continues to face near-term challenges. On September 18, 2008, Fitch affirmed the credit ratings of CEG. However, Fitch stated that a $1 billion upfront cash infusion by MEHC was needed to alleviate the liquidity pressures and to restore confidence in CEG as a counterparty. Fitch viewed the transaction with MEHC favorably given the capital and financing requirements of CEG’s merchant energy business. Fitch stated that MEHC has the resources to manage and effectively operate CEG’s global commodity activities. Finally, Fitch related that CEG relies heavily on its corporate credit rating for hedging merchant power generation, wholesale and retail energy marketing and trading activities, and that CEG was facing significant capital and financing constraints given high and volatile commodity prices and the attendant risks surrounding market price, volumes, counterparty credit and liquidity for collateral postings. Fitch concluded that in the absence of the transaction with MEHC, CEG’s ratings would likely have been lowered.
          As part of the transaction agreement, MEHC provided an immediate $1 billion cash infusion to CEG. The Proposed Transaction will continue MEHC’s financial support, maintaining and eventually improving CEG’s credit ratings and access to capital markets upon the return to more normal credit market conditions. MEHC’s possesses financial stability driven by stable cash flows provided by primarily regulated subsidiaries, the constructive regulatory environments in which these subsidiaries operate, the geographic, regulatory jurisdiction and core business diversification of the subsidiaries and a diverse electric generation portfolio. MEHC’s relationship with Berkshire Hathaway Inc. (“Berkshire”) (AAA by Standard and Poor’s /Aaa by Moody’s Investors Service / AAA by Fitch Ratings) further enhances the financial stability of the organization and MEHC’s credit ratings reflect support afforded to it by

Berkshire. This support of MEHC provides benefits to the regulated subsidiaries of MEHC. Berkshire’s substantial financial resources allow MEHC to retain its earnings and reinvest in its businesses, which in turn helps to support the capital requirements of utility subsidiaries of MEHC.
          MEHC’s business profile is relatively strong, again reflecting the significant diversity of its subsidiaries’ businesses. The operating subsidiaries benefit from solid standalone credit profiles, with stable and consistent cash flows, and provide MEHC with geographic and operational diversity. MEHC’s assets total approximately $40 billion at June 30, 2008, its 2007 revenues totaled $12.4 billion and its 2007 net income was approximately $1.2 billion.
          The Proposed Transaction provides CEG with access to additional financial resources to address extreme credit and equity market turbulence. The financial stability that MEHC brings to CEG is in the public interest.25 The Proposed Transaction therefore establishes an organization with the financial resources to ride out the financial storm and maintain CEG’s business plan and strategic direction.
          Moreover, the Commission has established a lightened regulation regime to facilitate the participation of merchant generators in the competitive wholesale electricity market. The Commission has a well-established policy that a vibrant competitive wholesale electricity market is in the public interest and in the best interests of retail ratepayers.26 In fact, the Commission was the driving force in the formation of the NYISO and the current competitive electricity market in New York. Among the reasons for the Commission’s support for a

[25]	MEHC, through its eight business platforms, serves 6.9 million energy customers. It owns or has under construction approximately 18,000 MW of generating capacity, approximately 154,500 miles of electric transmission and distribution lines and approximately 39,000 miles of natural gas transmission and distribution pipelines. It has approximately 17,100 employees worldwide.

[26]	See Cases 94-E-0952 et al. — In the Matter of Competitive Opportunities Regarding Electric Service, Opinion No. 96-12 - Opinion and Order Regarding Competitive Opportunities for Electric Service (May 20, 1996).

competitive wholesale electricity market was its determination that competition would bring benefits to retail customers, including lower electricity prices than would occur under a regulated environment.27 The Commission also determined that the divestiture of generation from vertically integrated utilities is generally in the public interest.28
          The Commission has recognized that if the competitive market is to remain vibrant, and its expected benefits are to be achieved, competitive wholesale generators should be allowed to make the business and financial decisions that will permit them to compete effectively in the competitive wholesale electricity market.29 In that regard, the Proposed Transaction will not diminish and may enhance the Petitioners’ ability to effectively participate in the competitive wholesale energy markets in New York State, which will ultimately benefit the New York consumers served by those markets.
          Furthermore, the Proposed Transaction will not result in any harm to the residents of New York. NMP1, NMP2 and Ginna will continue to be safely and efficiently operated as Nine Mile and GNPP will continue to have the same level of expertise and experience in the operation of nuclear facilities. Nine Mile and GNPP will continue to operate and make capital improvements at the plants in accordance with the operating licenses and existing practice. CEG under MEHC ownership will be better suited to undertake the infrastructure investments CEG and its subsidiaries face in the coming years since it is privately-held and not subject to shareholder expectations of regular, quarterly dividends. In addition, MEHC’s investors are

[27]	Id. at 26.

[28]	Id. at 59.

[29]	See Case 99-E-0148 — AES Eastern Energy, L.P. and AES Creative Resources, L.P. — Petition on Regulation, Order Providing for Lightened Regulation (Apr. 23, 1999); Case 98-E-1670 — Carr Street Generating Station, L.P. — Petition on Regulation, Order Providing for Lightened Regulation (Apr. 23, 1999).

focused on increasing value through significant, long-term investment in well-operated energy companies that offer reasonable returns.
          MEHC has identified the energy industry as a preferred area for investment of a significant amount of its capital resources in the coming years, including capital made available by Berkshire Hathaway Inc. In MEHC’s experience, investments in the energy business provide opportunities for fair and reasonable returns if energy assets are operated with a focus upon the objectives of customer service, employee commitment, financial strength, environmental respect, regulatory integrity and operational excellence. The proposed acquisition of CEG advances MEHC’s goals of owning and operating a portfolio of high-quality energy businesses.
          In addition, CEG also operates a cash pool arrangement for its nuclear generation subsidiaries and other non-regulated operations. Each day, each member of the cash pool provides CEG with its cash positions for that day and transfers to the pool any excess cash, which is invested. Further, the CENG companies maintain Inter-Company Credit Agreements with CEG in accordance with prior NRC Orders approving license transfers and license conditions imposed on the Licenses. The amounts of funding available under these Inter-Company Credit Agreements for each site are sufficient to fund the estimated fixed operating and maintenance costs at each site for a period of time of at least six months, as set forth in the NRC requirements. These Inter-Company Credit Agreements could be supported by CEG’s credit agreements and committed bank lines of credit that remain available to fund the total amount of funding available under the Inter-Company Credit Agreements. These arrangements will remain in place, will be unchanged by the proposed merger, and will continue in compliance with existing license agreements.30

[30]	See Case 01-E-061- Nine Mile Pont Nuclear Station, LLC – Petition Under Public Service Law § 69 for Authorization to Assume Promissory Notes, Execute an Inter-Company Credit Agreement, Demand Note and Additional Debt Financing, Order Authorizing Issuance of Promissory Notes and Additional Debt Financings, and Making Additional Findings (Oct. 26, 2001).

          The Proposed Transaction does not alter the existing GNPP and Nine Mile access to internal capital. No additional restrictions on the ability of GNPP and Nine Mile to access either intra-corporate or external financial resources are imposed by the Proposed Transaction.
          Moreover, the Proposed Transaction is fully consistent with the continued ownership and safe operation and maintenance of NMP1, NMP2 and Ginna. There will be no physical changes to NMP1, NMP2 and Ginna and no changes in their day-to-day operations as a result of the Proposed Transaction.
          In conducting a review under PSL Section 70 for lightly regulated entities, the Commission also examines the Petitioners’ affiliations, if any, with fully-regulated New York utilities or power marketers that might afford opportunities for the exercise of market power or pose the potential for other transactions detrimental to captive ratepayer interests.31 As discussed above, the Petitioners have demonstrated that MEHC’s acquisition of CEG will not result in a concentration of wholesale generation market ownership that could enable MEHC to exercise horizontal market power. In the NYISO control area, CEG owns about 2,133 MW of generation and MEHC owns about 90 MW (net) (240 MW *75%*50%) of the 240 MW Saranac facility. Installed capacity in NYISO is about 38,700 (summer). Thus, MEHC’s market share is de minimis and CEG’s is less than 6%.
          The Proposed Transaction’s impact on competition is even less when taking into consideration that the majority of the Petitioners’ output is already committed to long-term

[31]	Case 07-E-0170 — Re Alliance Energy Renewables LLC — Order Approving Transfer and Making Other Findings (Apr. 23, 2007); Case 05-E-1341 — Orion Power Holdings, Inc., Astoria Generating Company, L.P. and Astoria Generating Company Acquisitions, LLC — Petition for Authority to Transfer Ownership Interests and to Issue Corporate Debt, Order Approving Transfer and Financings and Making Other Findings (Feb. 15, 2006); Case 04-E-0789 — Re Orion Power Holdings, Inc., Order Approving Transfers and Financing and Making Other Findings (Sept. 22, 2004).

contracts. For example, approximately 90% of the output of CEG’s New York generation is committed to third parties under long-term contracts. As a result, CEG has only about 200 MW of capacity that is not committed until at least 2009, less than 1% of the NYISO market. One hundred percent of the electrical output from MEHC’s New York generation is committed under contract through June 2009.32 Accordingly, the combined company created after the merger does not have the potential to exercise market power in New York and does not cause any harm to New York ratepayers as a result of the Proposed Transaction.
          To the extent the Commission considers interties with the NYISO as potentially relevant to a market power analysis, in 2005 the PJM-NYISO inter-tie had approximately 2,800 MW of transfer capability into New York, which is about 7% of New York generating capacity.33 The combined companies will own approximately 7,504 MW in PJM, which is less than 5% of the 164,905 MW total PJM generating capacity.34 Thus, the combined companies have a small percentage of the PJM generating capacity that could flow into New York, and the transfer capability into New York is, in turn, a small percentage of New York’s total capacity. With regard to New England, the NYISO-ISO New England intertie has approximately 1,175 MW of transfer capability into New York, which is about 3% of New York generating capacity.35 Moreover, because the Petitioners are not affiliated with entities that own or control traditional public utilities, or electric transmission, or fuel inputs into generation that operate in markets affecting New York, vertical market power concerns are also absent.

[32]	Saranac is soliciting tolling contract proposals for operations after the current contract expires.

[33]	See NYISO, 2005 Load & Capacity Data, page 110.

[34]	See PJM “About PJM- Overview” at http://www.pjm.com/about/overview.html. Even if owned and controlled generation of 8,581 MW is utilized, the combined market share is only approximately 5%.

[35]	Id.

          The Proposed Transaction also provides public benefits to New York. The Proposed Transaction provides financial stability by giving CEG access to additional financial resources to address its immediate and future credit requirements and needs in the face of extreme credit and equity market turbulence
          Accordingly, the Proposed Transaction satisfies the PSL Section 70 public interest standard for lightly regulated entities operating in wholesale electric markets and, if the Commission declines to issue a declaratory ruling, the Commission should approve the Proposed Transaction.
V. LIGHTENED REGULATION
          For all of the reasons set forth in the Constellation Lightened Regulation Orders, the Petitioners’ New York generation operating companies should continue to be subject to lightened regulation. Nine Mile and GNPP will remain wholesale generators. NMP1, NMP2 and Ginna will continue to be owned and operated as wholesale power plants. Because the Petitioners will continue to own and operate NMP1, NMP2 and Ginna, and participate exclusively in the wholesale generation market, Nine Mile’s and GNPP’s status as lightly regulated entities should continue.
          In past decisions, the Commission has determined that lightly regulated entities continue to be lightly regulated following the consummation of corporate transactions or reorganizations transferring their ownership interests in the affiliates (or parent entities upstream from the affiliates) owning and operating the New York competitive electric generating facilities.36 Accordingly, following the consummation of the Proposed Transaction, the

[36]	See Case 07-E-0462 — Joint Petition of Horizon Wind Energy LLC, f/k/a Zilkha Renewable Energy, and GS Wind Holdings LLC for a Declaratory Ruling, Declaratory Ruling on Review of Transfer Transactions (June 26, 2007); Case 07-E-0288 — Astoria Energy LLC, SCS Energy, LLC, and Suez Energy Development NA, Inc. — Petition for a Declaratory Order Finding That Commission Review of a Transaction is Not Required or, in the Alternative, for Approval of a Transaction Pursuant to Public Service Law § 70, and for Reaffirmation of Lightened Regulation, Declaratory Ruling on Review of an Ownership Interest Transfer and Making Other Findings (May 22, 2007); Case 07-E-0170 — Re Alliance Energy Renewables LLC, Order Approving Transfer and Making Other Findings (Apr. 23, 2007); Case 04-E-0789 — Orion Power Holdings, Inc. and Great Lakes Power, Inc. — Joint Petition for Application of Lightened Regulation, Approval of a Financing and a Declaratory Ruling That the Commission Will Not Assert Jurisdiction Over a Transfer, or, in the Alternative, Approval of the Transfer, Order Approving Transfers and a Financing and Making Other Findings (Sept. 22, 2004).

Commission should follow precedent and continue the lightened regulation of the Petitioners consistent with the Constellation Lightened Regulation Orders.
VI. STATE ENVIRONMENTAL QUALITY REVIEW ACT
          Under the State Environmental Quality Review Act (“SEQRA”), Article 8 of the Environmental Conservation Law, and its implementing regulations (6 NYCRR §617 and 16 NYCRR §7), the Commission must determine whether certain actions it is authorized to approve may have a significant impact on the environment. SEQRA review, however, is not required if the Commission issues a declaratory ruling and determines that further PSL Section 70 review is not necessary.37
          However, if the Commission decides to review the Proposed Transaction under PSL Section 70, SEQRA review is required as the Proposed Transaction does not meet the definition of Type I or Type II actions listed in 6 NYCRR §§617.4, 617.5 and 16 NYCRR §7.2 and, therefore, is appropriately classified as “unlisted,” requiring SEQRA review.38 Accordingly, if the Commission reviews the Proposed Transaction under PSL Section 70, it is proper for the Commission, as lead agency, to conduct an environmental assessment and to determine the significance of the actions proposed. To facilitate such assessment, attached

[37]	See 6 N.Y.C.R.R. §617.5(c)(31) (“The following actions are not subject to review under this Part: . . . interpreting an existing code, regulation or rule.”).

[38]	Case 05-E-1341 — Orion Power Holdings, Inc., Astoria Generating Company, L.P. and Astoria Generating Company Acquisitions, LLC — Petition for Authority to Transfer Ownership Interests and to Issue Corporate Debt, Order Approving Transfers and Financings and Making Other Findings (Feb., 15, 2006); Case 04-E-0789 — Orion Power Holdings, Inc. and Great Lakes Power, Inc. — Joint Petition for Application of Lightened Regulation, Approval of a Financing, and a Declaratory Ruling that the Commission Will Not Assert Jurisdiction Over a Transfer, or, in the Alternative, Approval of the Transfer, Order Approving Transfers and a Financing and Making Other Findings (Sept. 22, 2004).

hereto as Exhibit 2, is a complete Short Environmental Assessment Form describing the potential impact, if any, of the Proposed Transaction.
          The Petitioners maintain that the Proposed Transaction concerns the indirect transfer of ownership of NMP1, NMP2 and Ginna and will not change the operation of those assets that could cause an adverse environmental effect. The Petitioners will continue to operate NMP1, NMP2 and Ginna in accordance with their environmental permits and all applicable environmental laws. The Proposed Transaction will not affect any environmental permits or cause new environmental impacts and, as such, should the Commission review the Proposed Transaction under PSL Section 70, it should follow precedent and issue a negative declaration and undertake no further environmental review.39
VII. NOTICE
          Petitions for declaratory rulings do not trigger the notification requirements for rule making proceedings set forth in the New York State Administrative Procedure Act (“SAPA”) Section 202.40 However, if the Commission decides to review the Proposed Transaction under PSL Section 70, the Commission must comply with the requirements of SAPA.41 As such, should the Commission decide to review the Proposed Transaction under PSL Section 70, a draft form of notification suitable for publication in the New York State Register pursuant to the provisions of SAPA is attached hereto as Exhibit 3.

[39]	Id.

[40]	N.Y. State Admin. Proc. Act § 102(b)(iii) (McKinney 2000) (excluding declaratory rulings from the definition of “rule”).

[41]	N.Y. State Admin. Proc. Act § 102(a)(ii) (McKinney 2000).

VIII. CONCLUSION
          Based on the foregoing, the Petitioners respectfully request that the Commission on an expedited basis:
1.	Issue a declaratory ruling that the Wallkill Presumption applies and the Commission need not review the Proposed Transaction under PSL Section 70;

2.	In the alternative, issue an Order authorizing the Petitioners to consummate the Proposed Transaction, without modification or condition; and

3.	Confirm that the Proposed Transaction will have no impact on the Petitioners’ status as lightly regulated entities.
Dated: October 17, 2008

Brian T. FitzGerald	David B. Johnson
Dewey & LeBoeuf LLP	Read and Laniado, LLP
99 Washington Avenue, Suite 2020	25 Eagle Street
Albany, New York 12210-2820	Albany, New York 12207
Tel: (518) 626-9000	Tel: (518) 465-9313

Attorneys for	Attorneys for
MidAmerican Energy Holdings Company,	Constellation Energy Group, Inc., R.E. Ginna
MEHC Merger Sub Inc., and	Nuclear Power Plant, LLC, and Nine Mile
Constellation Energy Holdings LLC	Point Nuclear Station, LLC

BEFORE THE
STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

x
Joint Petition of MidAmerican Energy Holdings
Company, Constellation Energy Group, Inc.,
R.E. Ginna Nuclear Power Plant, LLC, and Nine Mile	Case 08-E-
Point Nuclear Station, LLC for a Declaratory Ruling
Regarding a Stock Transaction or, in the Alternative, an Order
Approving the Stock Transaction
x
Joint Petition of MidAmerican Energy Holdings Company,
Constellation Energy Group, Inc., R.E. Ginna Nuclear Power Plant, LLC,
and Nine Mile Point Nuclear Station, LLC
for a Declaratory Ruling Regarding a Stock Transaction or, in the
Alternative, an Order Approving the Stock Transaction

Brian T. FitzGerald	David B. Johnson
Dewey & LeBoeuf LLP	Read and Laniado, LLP
99 Washington Avenue, Suite 2020	25 Eagle Street
Albany, New York 12210-2820	Albany, New York 12207
Tel: (518) 626-9000	Tel: (518) 465-9313
Dated: October 17, 2008

BEFORE THE
STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

x
Joint Petition of MidAmerican Energy Holdings
Company, Constellation Energy Group, Inc.,
R.E. Ginna Nuclear Power Plant, LLC, and Nine Mile	Case 08-E-
Point Nuclear Station, LLC for a Declaratory Ruling
Regarding a Stock Transaction or, in the Alternative, an Order
Approving the Stock Transaction
x
Joint Petition of MidAmerican Energy Holdings Company,
Constellation Energy Group, Inc., R.E. Ginna Nuclear Power Plant, LLC,
and Nine Mile Point Nuclear Station, LLC
for a Declaratory Ruling Regarding a Stock Transaction or, in the
Alternative, an Order Approving the Stock Transaction
I. INTRODUCTION
     MidAmerican Energy Holdings Company (“MEHC”), Constellation Energy Group, Inc. (“CEG”), R.E. Ginna Nuclear Power Plant, LLC (“GNPP”), and Nine Mile Point Nuclear Station, LLC (“Nine Mile”) (collectively the “Petitioners”), through the undersigned counsel, respectfully request an expedited declaratory ruling that the New York State Public Service Commission (“Commission”) need not review under Public Service Law (“PSL”) Section 70 the conversion of non-voting Series A Convertible Preferred Stock of CEG into shares of CEG Common Stock, as further described herein (the “Proposed Stock Conversion”).1
     In the alternative, the Petitioners respectfully request expedited Commission approval, without modification or condition, pursuant to PSL Section 70 and any other statutory or regulatory provision deemed applicable, to consummate the Proposed Stock Conversion. Ultimately, the Proposed Stock Conversion would result in MEHC indirectly owning

[1]	The Petitioners are also seeking approvals related to the Proposed Stock Conversion in the United States from the Maryland Public Service Commission and FERC. Petitioners will also make the appropriate filings with the U. S. Securities and Exchange Commission.

1

approximately 16.6% of CEG’s ownership interests in New York lightly regulated generating assets, including the 621 megawatts (“MW”) (summer rating) Nine Mile Point Nuclear Station Unit 1 (“NMP1”), the 1,135 MW (summer rating) Nine Mile Point Nuclear Station Unit 2 (“NMP2”) and the 582 MW (summer rating) Robert E. Ginna Nuclear Power Plant (“Ginna”).2
     The Petitioners also request confirmation that the Proposed Stock Conversion will have no effect upon GNPP’s and Nine Mile’s status as lightly regulated entities.3 GNPP and Nine Mile will continue to be wholesale generators and, as such, do not make retail sales. Consequently, the Petitioners will continue to meet the requirements for lightened regulation.
     The Petitioners respectfully request expedited treatment such that the Commission acts on this Petition within three (3) months of the date of this filing because, as discussed below, the Proposed Stock Conversion contains various event triggers that are tied to the merger agreement between MEHC and CEG, which expires on June 19, 2009.4
II. DESCRIPTION OF THE PARTIES
     Nine Mile, a Delaware limited liability company, is currently a direct wholly-owned subsidiary of Constellation Nuclear Power Plants, Inc., which in turn, is a direct wholly-owned subsidiary of Constellation Energy Nuclear Group, LLC (“CENG”), which in turn, is a direct wholly-owned subsidiary of CEG. Nine Mile’s ultimate parent corporation is CEG. Nine Mile has a 100% ownership interest in NMP1 and an 82% ownership interest in NMP2.5 Nine

[2]	The Petitioners have also filed contemporaneously a petition seeking a declaratory ruling or in the alternative approval of a merger of MEHC and CEG.

[3]	See Case 04-E-0030 — R.E. Ginna Nuclear Power Plant, LLC, Order Providing For Lightened Regulation of Nuclear Generation Facility (May 19, 2004); Case 01-E-0349 — Nine Mile Point Nuclear Station, LLC — Petition for a Declaratory Ruling that its Nine Mile Point Nuclear Units Will Be Subject to a Lightened Regulatory Regime, Order Proving for Lightened Regulation of Nuclear Generating Facilities (Oct. 26, 2001). (“Constellation Lightened Regulation Orders”).

[4]	This termination date may be extended by either of the parties under limited circumstances an additional three months to September 19, 2009.

[5]	The Long Island Power Authority holds the other 18% ownership interest.

2

Mile operates NMP1 and NMP2, which are located in Scriba, New York. Nine Mile is lightly regulated by the Commission.6
     GNPP, a Maryland limited liability company, is currently a direct wholly-owned subsidiary of Constellation Nuclear Power Plants, Inc., which in turn, is a direct wholly-owned subsidiary of CENG, which in turn, is a direct wholly-owned subsidiary of CEG. GNPP’s ultimate parent corporation is CEG. GNPP owns and operates Ginna, which is located in Wayne County. GNPP is lightly regulated by the Commission.7
     CEG, a Maryland corporation, is headquartered in Baltimore, Maryland. CEG is a diversified energy company, which has interests in power marketing, merchant generators, qualifying facilities under the Public Utility Regulatory Policies Act of 1978 and a franchised distribution utility. That utility, Baltimore Gas and Electric Company, is a combination natural gas and electric utility that transmits and distributes electricity to approximately 1.2 million customers and provides retail gas service to approximately 634,000 customers in all or part of 10 counties in central Maryland and the City of Baltimore, Maryland. CEG owns, manages or invests in power plants generating approximately 9,000 MW of electricity, including approximately 4,100 MW in nuclear power plant capacity.8 CEG, through its subsidiaries, owns and operates five nuclear power plants at three sites in the United States.9

[6]	Supra, n.3.

[7]	Id.

[8]	CEG owns approximately 3,869 MW of this nuclear power plant capacity.

[9]	CEG is also the indirect 100% owner of Constellation NewEnergy, Inc. (“CNE”) and Constellation Energy Commodities Group, Inc. (“CCG”). CNE is a competitive retail energy supplier that provides customized energy solutions and comprehensive energy services to commercial, industrial, and institutional customers. CNE has been certified as a retail electric supplier to serve customers located within various service territories throughout Canada and the United States, including New York. CNE does not own any physical assets for the generation, transmission, or distribution of electric power. CCG is a power marketer authorized by the Federal Energy Regulatory Commission to sell energy, capacity, and certain ancillary services at market-based rates. CCG transacts business in the markets administered by the New York Independent System Operator (“NYISO”), among others. CCG does not own any physical assets for the generation, transmission, or distribution of electric power and has no retail electric service customers or service territories. CCG is responsible for scheduling and marketing at wholesale the energy and capacity of NMP1, NMP2 and Ginna that is not currently sold under long-term contract.

3

     MEHC, an Iowa corporation, is headquartered in Des Moines, Iowa. MEHC is a holding company which owns subsidiaries that are principally engaged in energy businesses.10 It is a global leader in the production of energy from diversified fuel sources including geothermal, natural gas, hydroelectric, nuclear, coal, and wind. MEHC’s electric and natural gas utility subsidiaries serve approximately 6.2 million electricity customers and end-users and approximately 0.7 million natural gas customers. MEHC, through its subsidiaries, owns a 25% share of two nuclear plants at one site, the Quad Cities Nuclear Generating Station, which is partially owned and operated by Exelon Generation Company, LLC. That facility is located in Cordova, Illinois.11
III. THE PROPOSED STOCK CONVERSION
     The Proposed Stock Conversion will result in MEHC owning approximately 16.7% of CEG’s common stock and thus an indirect interest in Nine Mile and GNPP and their New York generating assets. On September 19, 2008, CEG entered into a Stock Purchase Agreement with MEHC providing for the private placement of 10,000 shares of Series A Convertible non-voting Preferred Stock (“Preferred Stock”) for an aggregate purchase price of $1 billion.12 The Preferred Stock was issued on September 22, 2008. As described below, the Preferred Stock is convertible into shares of CEG Common Stock and senior unsecured promissory notes of CEG. The Preferred Stock ranks senior to all classes of common stock of

[10]	On a fully diluted basis, MEHC is owned 87.4% by Berkshire Hathaway Inc. and 12.6% by Walter Scott Jr. (along with family members and related entities), David Sokol and Greg Abel.

[11]	This share amounts to approximately 435 MW.

[12]	CEG also agreed to increase the number of members of its Board of Directors by one and MEHC obtained the right to nominate an individual for that position.

4

CEG and accrues dividends at a rate of 8% per annum, subject to certain adjustments, payable quarterly in cash.
     Simultaneous with execution of the Stock Purchase Agreement, MEHC, CEG and MEHC Merger Sub Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger by and among CEG, MEHC and Merger Sub (“Merger Agreement”), which is the subject of a separate petition filed contemporaneously with the Commission (“Merger Petition”).13 The Merger Agreement provides for the acquisition by merger of CEG by Merger Sub, with CEG becoming an indirect wholly-owned subsidiary of MEHC (the “Merger”). Should the Merger of CEG and MEHC close, the Conversion of Preferred Stock will not occur. Conversely, if the Merger does not close, approval will be required for conversion of the Preferred Stock into CEG Common Stock. Consequently, the Petitioners have concluded that separate applications and proceedings for the Merger and the Preferred Stock Conversion are appropriate.14
     Upon the occurrence of a Conversion Event,15 the Preferred Stock shall be automatically converted into 35,506,757 shares of common stock, subject to adjustment in certain circumstances, which constituted approximately 19.9% of outstanding common stock on September 19, 2008 and approximately 16.6% of outstanding common stock on an as converted basis. The Preferred Stock is convertible upon the first to occur of (i) the date the Merger Agreement is terminated (other than upon exercise of the Limited Due Diligence Termination Right or due to a breach of the Merger Agreement by MEHC or its subsidiaries) and (ii) the date

[13]	The Petitioners have filed contemporaneously a second petition with the Commission seeking an expedited declaratory ruling that the Commission need not review the Merger under PSL Section 70 or, in the alternative, expedited Commission approval, without modification or condition, pursuant to PSL Section 70 and any other statutory or regulatory provision deemed applicable to complete the Merger.

[14]	The corporate ownership structure differs in this Stock Conversion Petition from the Merger Petition. Should the Merger close, the Stock Conversion will not occur. Conversely, if the Merger does not close, then Constellation Energy Holdings LLC will not be inserted into the ownership chain above CEG.

[15]	For the definition of a Conversion Event, see Exhibit 3.1 of Form 8-K filed on September 22, 2008 for CEG with the U.S. Securities and Exchange Commission.

5

of termination of the Merger Agreement due to a failure to close the Merger by the outside date specified in the Merger (nine months from the date of the Merger Agreement, subject to a three-month extension as specified in the Merger Agreement).
     No significant changes in the operations or management of NMP1, NMP2 or Ginna will occur as a result of the Proposed Stock Conversion. CEG, a leading national operator of nuclear units, ultimately will continue to operate and manage NMP1, NMP2 and Ginna.
     Following the Proposed Stock Conversion, Nine Mile will continue to own 100% of NMP1 and 82% of NMP2. Nine Mile will continue to operate NMP1 and NMP2. Similarly, GNPP will continue to own and operate Ginna as an indirect wholly-owned subsidiary of CEG. The only change is that MEHC would own approximately 16.6% interest in CEG.
     MEHC’s acquisition of approximately 16.6% ownership interest in CEG, the upstream parent of Nine Mile and GNPP, is not a transfer of direct ownership interest in NMP1, NMP2 and Ginna. Moreover, there will be no change in the technical qualifications of Nine Mile and GNPP as operators of NMP1, NMP2 and Ginna. Nine Mile and GNPP will continue to operate and make capital improvements at the plants in accordance with their respective operating licenses and applicable laws and regulatory requirements. The Proposed Stock Conversion will also have no impact on the financial support arrangements that are currently in place in favor of Nine Mile and GNPP as holders of the Nuclear Regulatory Commission (“NRC”) licenses for NMP1, NMP2 and Ginna. The Proposed Stock Conversion is fully consistent with the continued ownership and safe and secure operation and maintenance of NMP1, NMP2 and Ginna. There will be no physical changes to NMP1, NMP2 and Ginna and no changes in their day-to-day operations as a result of the Proposed Stock Conversion. There will also be no change in the arrangements and agreements for the decommissioning of NMP1,

6

NMP2 and Ginna. The Proposed Stock Conversion will not affect the decommissioning funding arrangements for NMP1, NMP2 and Ginna previously reported to the NRC on March 30, 2007. The NRC licensees will continue to maintain their existing decommissioning trust funds segregated from their assets and outside their administrative control in accordance with the requirements of the NRC. In addition, the same level of nuclear operations expertise currently in place at the NMP1, NMP2 and Ginna facilities will continue after the Proposed Stock Conversion.
IV. DISCUSSION
  A. The Wallkill Presumption Applies
     The Commission has established a lightened regulatory regime for wholesale generators in New York, including owners and operators of nuclear generating facilities, under which PSL Section 70 review of changes in ownership is not required.16 In the Wallkill Order, the Commission decided that under this lightened regulatory regime, PSL Section 70 regulation would not adhere to a transfer of ownership interests in parent entities upstream from the affiliates owning and operating New York competitive electric generation facilities, unless there was a potential for harm to the interests of captive utility ratepayers sufficient to override the presumption (the “Wallkill Presumption”). The Commission granted Nine Mile and GNPP such lightened regulation and the Petitioners were afforded the Wallkill Presumption for transfers of ownership interests in the parent entities upstream from the affiliates owning and operating NMP1, NMP2 and Ginna.17
     In past decisions, the Commission has determined that the Wallkill Presumption applies to transactions involving upstream changes in control of lightly regulated entities and has

[16]	Case 91-E-0350 — Wallkill Generating Company, L.P. - Regulation, Order Establishing Regulatory Regime (Apr. 11, 1994) (“Wallkill Order”); see also Constellation Lightened Regulation Orders.

[17]	See Constellation Lightened Regulation Orders.

7

declined to review those transactions under PSL Section 70.18 As discussed more fully above, the Proposed Stock Conversion involves a change of ownership interests in parent entities upstream from the affiliates owning and operating New York competitive electric generation facilities. The Petitioners request that the Commission follow its precedent, continue to afford the Petitioners the Wallkill Presumption, and issue a declaratory ruling stating that the Commission need not review the Proposed Stock Conversion under PSL Section 70.
     Moreover, under the Proposed Stock Conversion, there is no potential for harm to the interests of captive New York ratepayers such that it would override the Wallkill Presumption. As owner of approximately 16.6% of the outstanding common stock in CEG, MEHC would not be able to exercise control of CEG’s operations. The Proposed Stock Conversion, moreover, will not alter the operations of NMP1, NMP2 and Ginna and the

[18]	See Case 08-E-0850 — Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund — Petition for a Declaratory Ruling Regarding Acquisition of Common Stock, and, in the Alternative, Approval Under Public Service Law § 70, Declaratory Ruling on Review of Stock Transfer Transactions (Sept. 19, 2008); Case 08-E-00397- Petition of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund for a Declaratory Ruling Regarding Acquisition of Common Stock, and, in the Alternative, Approval Under Public Service Law § 70, Declaratory Ruling on Review of Stock Transfer Transactions (June 23, 2008); Case 08-E- 0410 — Petition of LS Power Development, LLC For a Declaratory Ruling Regarding the Acquisition of Common Stock, or in the Alternative Approval Under Section 70 of the Public Service Law, Declaratory Ruling on the Acquisition of Common Stock (May 27, 2008); Case 07-E-0462 — Joint Petition of Horizon Wind Energy LLC, f/k/a Zilkha Renewable Energy, and GS Wind Holdings LLC for a Declaratory Ruling, Declaratory Ruling on Review of Transfer Transactions (June 26, 2007); Case 07-E-0332 — Astoria Generating Company Holding LLC, Astoria Generating Company, L.P., and EBG Holdings LLC — Joint Petition for a Declaratory Ruling, Or, in the Alternative, For Authorization under Public Service Law § 70 to Transfer Ownership, Declaratory Ruling on Review of Merger Transaction (May 22, 2007); Case 07-E-0009 — Joint Petition of Scottish Power plc, PPM Energy, Inc., and Iberdrola, S.A. For a Declaratory Ruling Regarding the Application of Public Service Law § 70, Declaratory Ruling on Review of an Acquisition Transaction (Feb. 28, 2007); Case 05-E-0368 — Zilkha Renewable Energy, LLC and GS Wind Holdings, LLC — Joint Petition for a Declaratory Ruling that the Commission Will Not Review or Regulate the Proposed Sale of Membership Interests in Zilkha Renewable Energy to GS Wind Holdings, Declaratory Ruling on the Review of the Transfer of Ownership Interests (May 19, 2005); Case 04-M-1592 — WPS Power Development, Inc. and WPS Energy Services, Inc. - Joint Petition for a Declaratory Ruling that the Commission Will Not Review the Proposed Restructuring of WPS Power Development and WPS Energy Services, Declaratory Ruling on Review of an Intra-Corporate Restructuring (Feb. 16, 2005); Case 02-E-0939 — Orion Power NewYork, L.P. — Petition for Expedited Approval Under § 69 to Restructure Corporate Debt and for a Declaratory Ruling Under § 70, Declaratory Ruling on Review of Corporate Reorganization and Order Clarifying Prior Order (Sept. 24, 2002); Case 01-E-1900 — Athens Generating Company, L.P. — Petition for a Declaratory Ruling that Section 70 of the Public Service Law Does Not Apply to Its Proposed Intracorporate Reorganization or in the Alternative for Approval of the Reorganization, Declaratory Ruling on Review of Corporate Reorganization (Dec. 21, 2001).

8

Petitioners’ horizontal market concentration will only increase a de minimis amount. Nine Mile and GNPP will continue to own and operate NMP1, NMP2 and Ginna.
     CEG’s owned generation in New York is approximately 2,133 MW. MEHC’s owned generation in New York is 90 MW (net) (240 MW* 75% * 50%) of the Saranac facility.19 No new entity that owns or controls significant generation assets in New York is being brought into the organizational structure as a result of the Proposed Transaction. The installed capacity in NYISO is about 38,700 MW (summer).20 Thus, MEHC’s market share is de minimis and CEG’s is less than 6%.21 Therefore, the Proposed Stock Conversion will have no adverse effect on market concentration in New York.22 Consequently, the Proposed Stock Conversion does not raise horizontal market power concerns.
     In addition, vertical market power cannot be exercised because the Petitioners, including MEHC, do not exercise control over delivery facility assets, or inputs into the production of generation supply, within New York markets. The Petitioners do not provide distribution services in New York. As a result, those avenues of undue exercise of market power are foreclosed and the Proposed Stock Conversion does not pose the potential for adverse impacts to New York ratepayers.

[19]	The Saranac facility is a 240 MW natural gas-fueled cogeneration project in Plattsburgh, New York. The Saranac facility is 75% indirectly owned by CE Generation LLC (“CE Gen”), a limited liability company, 50% of which is owned by MEHC, and is operated by FalconPower Operating Company, an indirect subsidiary of CE Gen. The project also sells natural gas transportation to New York State Electric & Gas Corporation and Georgia-Pacific Corporation through its wholly-owned North Country Gas Pipeline.

[20]	See NYISO, 2008 Load & Capacity Data, pages 52 and 53.

[21]	See Case 08-E-0410 — Petition of LS Power Development, LLC For a Declaratory Ruling Regarding the Acquisition of Common Stock, or in the Alternative, Approval Under Section 70 of The Public Service Law, Declaratory Ruling On The Acquisition Of Common Stock (May 27, 2008) at p. 8 (finding that ownership of 8.1% of New York’s total installed capacity after merger was “insufficient to cause concern” with respect to the exercise of horizontal market power).

[22]	See Affidavit of Rodney Frame, attached as Attachment 1 to Joint Application for Authorization Under Section 203 of the Federal Power Act, Request for Waiver of Certain Commission Requirements, and Requests for Confidential Treatment and Expedited Treatment filed in FERC Docket No. EC09-6-000 on October 14, 2008, located at:
http://elibrary.ferc.gov/idmws/common/opennat.asp?fileID=11830305.

9

     The Petitioners recognize that in a recent PSL Section 70 proceeding involving the transfer of nuclear plants in New York, the Commission declined to afford the petitioners the Wallkill Presumption.23 While recognizing that nuclear plant owners may under certain circumstances avail themselves of the Wallkill Presumption, the Commission rejected a request involving the owners of the Indian Point and FitzPatrick nuclear plants in New York to apply the Wallkill Presumption. The Commission noted that:
Under the circumstances presented, Entergy proposes a transfer of the New York nuclear facilities to an owner that did not exist previously, but will be created by Entergy itself. That entity will be encumbered by up to $6.5 billion in debt. Entergy will also substantially restructure the ownership arrangements for the operator of the nuclear facilities. Given the broad scope and extent of this transaction, there is the potential for substantial impacts on the New York nuclear facilities that are unique in characteristics and of crucial importance to preserving the adequacy of generation service to New York ratepayers. The public interest therefore requires a more thorough review of this transaction than would be conducted under the Wallkill Presumption, and that presumption is overridden.24
Importantly, the Commission noted that use of the Wallkill Presumption could still be appropriate for nuclear facilities for transactions of lesser impact (e.g., bringing in a new partner into the upstream ownership structure for a nuclear facility).25 Its use remains appropriate here.
     Notwithstanding the Commission’s decision in Case 08-E-0077, the instant matter is distinguishable on the facts. First, the Proposed Stock Conversion does not involve a 100% change in ownership of the New York generating assets, but instead involves only an up to

[23]	Case 08-E-0077 — Petition of Entergy Nuclear FitzPatrick, LLC, Entergy Nuclear Indian Point 2, LLC, Entergy Nuclear Indian Point, LLC, Entergy Nuclear Operations, Inc, NewCo and Entergy Corporation for a Declaratory Ruling Regarding a Corporate Reorganization or, in the Alternative, an Order Approving the Transaction and an Order Approving Debt Financings, Order Establishing Further Procedures (May 23, 2008). Case 08-E-0077 is still pending before the Commission and the Commission has yet to fully articulate the standard of review it will adopt in that case.

[24]	Id. at 5-6.

[25]	Id. at n.8.

10

approximately 16.6% acquisition of common stock in the existing parent entity. Second, the Proposed Stock Conversion would not encumber NMP1, NMP2 and Ginna. With an investment grade credit rating on senior unsecured debt of Baa1/BBB+/BBB+ for Moody’s, Standard and Poors and Fitch, respectively, MEHC is very financially able and will have the ability to fulfill all of the obligations it will assume as a result of the Proposed Stock Conversion. MEHC’s senior unsecured credit rating is above the credit rating of CEG.
     Based on the foregoing, the basis for overcoming the presumption established in the Wallkill Order is not present here and the Wallkill Presumption, that further PSL Section 70 review is not required by the Commission, is applicable in this case.
  B. The Proposed Stock Conversion is in the Public Interest
     If the Commission decides to review the Proposed Stock Conversion pursuant to PSL Section 70 rather than issue a declaratory ruling, the Commission should approve the Proposed Stock Conversion as in the public interest.26
     The Commission has determined that a competitive wholesale electricity market is in the public interest and has established a lightened regulation regime to facilitate the participation of merchant generators in the competitive wholesale electricity market. The Commission has a well-established policy that a vibrant competitive wholesale electricity market is in the public interest and in the best interests of retail ratepayers.27 In fact, the Commission was the driving force in the formation of the NYISO and the current competitive electricity

[26]	Should the Commission decide to review the Corporation Reorganization, the Petitioners respectfully request waiver of the filing requirements set forth in 16 N.Y.C.R.R. §§ 18, 31.1 and 39.1. The Commission has waived such filing requirements in the past for lightly regulated companies like the Petitioners. See Case 06-M-0948 — Re Alliance Energy, New York LLC, Order Approving Transfer (Oct. 25, 2006); Case 05-E-0746 — In re Power City Partners, L.P., Order (Sept. 7, 2005); Case 03-E-1694 - Re UtilCo Group Inc., Declaratory Ruling and Order Concerning Transfer of Ownership Interests (Feb. 13, 2004); Case 03-E-0516 — Re Athens Generating Company, L.P., Order Approving Transfer and Providing for Lightened Regulation (Sept. 17, 2003).

[27]	See Cases 94-E-0952 et al. — In the Matter of Competitive Opportunities Regarding Electric Service, Opinion No. 96-12 - Opinion and Order Regarding Competitive Opportunities for Electric Service (May 20, 1996).

11

market in New York. Among the reasons for the Commission’s support for a competitive wholesale electricity market was its determination that competition would bring benefits to retail customers, including lower electricity prices than would occur under a regulated environment.28 The Commission also determined that the divestiture of generation from vertically integrated utilities is generally in the public interest.29
     The Commission has recognized that if the competitive market is to remain vibrant, and its expected benefits are to be achieved, competitive wholesale generators should be allowed to make the business and financial decisions that will permit them to compete effectively in the competitive wholesale electricity market.30 In that regard, the Proposed Stock Conversion will enhance the Petitioners’ ability to effectively participate in the competitive wholesale energy markets in New York State, which will ultimately benefit the New York consumers served by those markets.
     Furthermore, the Proposed Stock Conversion will not result in any harm to the residents of New York. NMP1, NMP2 and Ginna will continue to be safely and efficiently operated as Nine Mile and GNPP will continue to have the same level of expertise and experience in the operation of nuclear facilities. Nine Mile and GNPP will continue to operate and make capital improvements at the plants in accordance with their operating licenses and existing practice. The Proposed Stock Conversion is fully consistent with the continued ownership and safe operation and maintenance of NMP1, NMP2 and Ginna. There will be no

[28]	Id. at 26.

[29]	Id. at 59.

[30]	See Case 99-E-0148 — AES Eastern Energy, L.P. and AES Creative Resources, L.P. — Petition on Regulation, Order Providing for Lightened Regulation (Apr. 23, 1999); Case 98-E-1670 — Carr Street Generating Station, L.P. — Petition on Regulation, Order Providing for Lightened Regulation (Apr. 23, 1999).

12

physical changes to NMP1, NMP2 and Ginna and no changes in their day-to-day operations as a result of the Proposed Stock Conversion.
     In conducting a review under PSL Section 70 for lightly regulated entities, the Commission also examines the Petitioners’ affiliations, if any, with fully-regulated New York utilities or power marketers that might afford opportunities for the exercise of market power or pose the potential for other transactions detrimental to captive ratepayer interests.31 As discussed above, the Petitioners have demonstrated that MEHC’s acquisition of approximately 16.6% of the common stock of CEG will not result in a concentration of wholesale generation market ownership that could enable MEHC to exercise horizontal market power.
     In the NYISO control area, CEG owns about 2,133 MW of generation and MEHC owns about 90 MW (net) (240 MW *75%*50%) of the 240 MW Saranac facility. Installed capacity in NYISO is about 38,700 MW (summer).32 Thus, MEHC’s New York market share is de minimis and CEG’s is less than 6%.
     The Proposed Stock Conversion’s impact on competition is even less when taking into consideration that the majority of the Petitioners’ output is already committed to long-term contracts. For example, approximately 90% of the output of CEG’s generation is committed to third parties under long-term contracts. As a result, CEG has only about 200 MW of capacity that is not committed until at least June 2009, less than 1% of the NYISO market. One hundred percent of the output from MEHC’s generation is committed under contract through at least June

[31]	Case 07-E-0170 — Re Alliance Energy Renewables LLC — Order Approving Transfer and Making Other Findings (Apr. 23, 2007); Case 05-E-1341 — Orion Power Holdings, Inc., Astoria Generating Company, L.P. and Astoria Generating Company Acquisitions, LLC — Petition for Authority to Transfer Ownership Interests and to Issue Corporate Debt, Order Approving Transfer and Financings and Making Other Findings (Feb. 15, 2006); Case 04-E-0789 — Re Orion Power Holdings, Inc., Order Approving Transfers and Financing and Making Other Findings (Sept. 22, 2004).

[32]	See supra n. 20.

13

2009.33 Accordingly, the Proposed Stock Conversion will not raise the potential for the Petitioners to exercise market power in New York and will not cause any harm to New York ratepayers.
     Moreover, because the Petitioners are not affiliated with entities that own or control traditional public utilities, or electric transmission, or fuel inputs into generation that operate in markets affecting New York, vertical market power concerns are also absent.
     The Proposed Stock Conversion also provides numerous public benefits to New York. The Proposed Stock Conversion provides CEG with access to additional financial resources to address its immediate and future credit requirements and needs in the face of extreme credit and equity market turbulence.
     Accordingly, the Proposed Stock Conversion satisfies the PSL Section 70 public interest standard for lightly regulated entities operating in wholesale electric markets and, if the Commission declines to issue a declaratory ruling, the Commission should approve the Proposed Stock Conversion.
V. LIGHTENED REGULATION
     For all of the reasons set forth in the Constellation Lightened Regulation Orders, the Petitioners’ New York generation operating companies should continue to be subject to lightened regulation. Nine Mile and GNPP will remain wholesale generators. NMP1, NMP2 and Ginna will continue to be owned and operated as wholesale power plants. Because the Petitioners will continue to own and operate NMP1, NMP2 and Ginna, and participate exclusively in the wholesale generation market, Nine Mile’s and GNPP’s status as lightly regulated entities should continue.

[33]	Saranac is soliciting tolling contract proposals for operations after the current contract expires.

14

     In past decisions, the Commission has determined that lightly regulated entities continue to be lightly regulated following the consummation of corporate transactions or reorganizations transferring their ownership interests in the affiliates (or parent entities upstream from the affiliates) owning and operating the New York competitive electric generating facilities.34 Accordingly, following the consummation of the Proposed Stock Conversion, the Commission should follow precedent and continue the lightened regulation of the Petitioners consistent with the Constellation Lightened Regulation Orders.
VI. STATE ENVIRONMENTAL QUALITY REVIEW ACT
     Under the State Environmental Quality Review Act (“SEQRA”), Article 8 of the Environmental Conservation Law, and its implementing regulations (6 NYCRR §617 and 16 NYCRR §7), the Commission must determine whether certain actions it is authorized to approve may have a significant impact on the environment. SEQRA review, however, is not required if the Commission issues a declaratory ruling and determines that further PSL Section 70 review is not necessary.35
     However, if the Commission decides to review the Proposed Stock Conversion under PSL Section 70, SEQRA review is required as the Proposed Stock Conversion does not meet the definition of Type I or Type II actions listed in 6 NYCRR §§617.4, 617.5 and 16

[34]	See Case 07-E-0462 — Joint Petition of Horizon Wind Energy LLC, f/k/a Zilkha Renewable Energy, and GS Wind Holdings LLC for a Declaratory Ruling, Declaratory Ruling on Review of Transfer Transactions (June 26, 2007); Case 07-E-0288 — Astoria Energy LLC, SCS Energy, LLC, and Suez Energy Development NA, Inc. — Petition for a Declaratory Order Finding That Commission Review of a Transaction is Not Required or, in the Alternative, for Approval of a Transaction Pursuant to Public Service Law § 70, and for Reaffirmation of Lightened Regulation, Declaratory Ruling on Review of an Ownership Interest Transfer and Making Other Findings (May 22, 2007); Case 07-E-0170 — Re Alliance Energy Renewables LLC, Order Approving Transfer and Making Other Findings (Apr. 23, 2007); Case 04-E-0789 — Orion Power Holdings, Inc. and Great Lakes Power, Inc. — Joint Petition for Application of Lightened Regulation, Approval of a Financing and a Declaratory Ruling That the Commission Will Not Assert Jurisdiction Over a Transfer, or, in the Alternative, Approval of the Transfer, Order Approving Transfers and a Financing and Making Other Findings (Sept. 22, 2004).

[35]	See 6 N.Y.C.R.R. §617.5(c)(31) (“The following actions are not subject to review under this Part: . . . interpreting an existing code, regulation or rule.”).

15

NYCRR §7.2 and, therefore, is appropriately classified as “unlisted,” requiring SEQRA review.36 Accordingly, if the Commission reviews the Proposed Stock Conversion under PSL Section 70, it is proper for the Commission, as lead agency, to conduct an environmental assessment and to determine the significance of the actions proposed. To facilitate such assessment, attached hereto as Exhibit 1, is a complete Short Environmental Assessment Form describing the potential impact, if any, of the Proposed Stock Conversion.
     The Petitioners maintain that the Proposed Stock Conversion concerns the indirect transfer of an ownership interest in NMP1, NMP2 and Ginna and will not change the operation of those assets that could cause an adverse environmental effect. The Petitioners will continue to operate NMP1, NMP2 and Ginna in accordance with their environmental permits and all applicable environmental laws. The Proposed Stock Conversion will not affect any environmental permits or cause new environmental impacts and, as such, should the Commission review the Proposed Stock Conversion under PSL Section 70, it should follow precedent and issue a negative declaration and undertake no further environmental review.37
VII. NOTICE
     Petitions for declaratory rulings do not trigger the notification requirements for rule making proceedings set forth in the New York State Administrative Procedure Act (“SAPA”) Section 202.38 However, if the Commission decides to review the Proposed Stock

[36]	Case 05-E-1341 — Orion Power Holdings, Inc., Astoria Generating Company, L.P. and Astoria Generating Company Acquisitions, LLC — Petition for Authority to Transfer Ownership Interests and to Issue Corporate Debt, Order Approving Transfers and Financings and Making Other Findings (Feb., 15, 2006); Case 04-E-0789 — Orion Power Holdings, Inc. and Great Lakes Power, Inc. — Joint Petition for Application of Lightened Regulation, Approval of a Financing, and a Declaratory Ruling that the Commission Will Not Assert Jurisdiction Over a Transfer, or, in the Alternative, Approval of the Transfer, Order Approving Transfers and a Financing and Making Other Findings (Sept. 22, 2004).

[37]	Id.

[38]	N.Y. State Admin. Proc. Act § 102(b)(iii) (McKinney 2000) (excluding declaratory rulings from the definition of “rule”).

16

Conversion under PSL Section 70, the Commission must comply with the requirements of SAPA.39 As such, should the Commission decide to review the Proposed Stock Conversion under PSL Section 70, a draft form of notification suitable for publication in the New York State Register pursuant to the provisions of SAPA is attached hereto as Exhibit 2.

[39]	N.Y. State Admin. Proc. Act § 102(a)(ii) (McKinney 2000). Petitions seeking Section 69 authorization also trigger SAPA Section 202 notification requirements. N.Y. State Admin. Proc. Act § 102(a)(ii) (McKinney 2000).

17

VIII. CONCLUSION
            Based on the foregoing, the Petitioners respectfully request that the Commission on an expedited basis:
1.	Issue a declaratory ruling that the Wallkill Presumption applies and the Commission need not review the Proposed Stock Conversion under PSL Section 70;

2.	In the alternative, issue an Order authorizing the Petitioners to consummate the Proposed Stock Conversion, without modification or condition; and

3.	Confirm that the Proposed Stock Conversion will have no impact on the Petitioners’ status as lightly regulated entities.
Dated: October 17, 2008

Brian T. FitzGerald	David B. Johnson
Dewey & LeBoeuf LLP	Read and Laniado, LLP
99 Washington Avenue, Suite 2020	25 Eagle Street
Albany, New York 12210-2820	Albany, New York 12207
Tel: (518) 626-9000	Tel: (518) 465-9313

Attorneys for
MidAmerican Energy Holdings Company	Attorneys for
Constellation Energy Group, Inc.,
R.E. Ginna Nuclear Power Plant, LLC, and
Nine Mile Point Nuclear Station, LLC

18

BEFORE THE
STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

x
Joint Petition of MidAmerican Energy Holdings
Company, MEHC Merger Sub Inc., Constellation Energy
Holdings LLC, Constellation Energy Group, Inc.,		Case No. 08-E- ___
R.E. Ginna Nuclear Power Plant, LLC, and
Nine Mile Point Nuclear Station, LLC for a
Declaratory Ruling Regarding a Merger or, in the
Alternative, an Order Approving the Transaction
x
ATTACHMENT TO SHORT ENVIRONMENTAL ASSESSMENT FORM
OF
MIDAMERICAN ENERGY HOLDINGS COMPANY, MEHC MERGER SUB INC.,
CONSTELLATION ENERGY HOLDINGS LLC, CONSTELLATION ENERGY
GROUP, INC., R.E. GINNA NUCLEAR POWER PLANT, LLC, AND
NINE MILE POINT NUCLEAR STATION, LLC

I. Introduction
          The action at issue is New York State Public Service Commission (“Commission”) approval, pursuant to Section 70 of the New York State Public Service Law, for a series of corporate transactions resulting in the acquisition by merger of Constellation Energy Group, Inc. (“CEG”) with CEG becoming an indirect wholly-owned subsidiary of MidAmerican Energy Holdings Company (“MEHC”) (the “Proposed Transaction”).
          Ultimately, the Proposed Transaction will result in the indirect transfer of control of CEG’s ownership interest in New York lightly regulated generating assets, including the 621 megawatt (“MW”) (summer rating) Nine Mile Point Nuclear Station Unit 1 (“NMP1”), 1,135 MW (summer rating) Nine Mile Point Nuclear Station Unit 2 (“NMP2”) and the 582 MW (summer rating) Robert E. Ginna Nuclear Power Plant (“Ginna”) to MEHC.

II. Background
          Nine Mile Point Nuclear Station, LLC (“Nine Mile”), a Delaware limited liability company, has a 100% ownership interest in NMP1 and an 82% ownership interest in NMP2.1 Nine Mile operates NMP1 and NMP2, which are located in Scriba, New York.
          R.E. Ginna Nuclear Power Plant, LLC (“GNPP”), a Maryland limited liability company, owns and operates Ginna, which is located in Wayne County, New York.
          CEG, a Maryland corporation, is the current ultimate parent corporation of Nine Mile and GNPP.
          MEHC, an Iowa corporation, will become the indirect parent corporation of Nine Mile and GNPP following the Proposed Transaction.
          Under the Proposed Transaction, there is no potential for harm to the interests of captive New York ratepayers. The Proposed Transaction will not alter the operations of NMP1, NMP2 and Ginna and the Petitioners’ horizontal market concentration will only increase a de minimis amount. Nine Mile and GNPP will continue to own and operate NMP1, NMP2 and Ginna.
          CEG’s market share is approximately 2,133 MW. MEHC’s owned generation is 90 MW. No new entity that owns or controls significant generation assets in New York is being brought into the organizational structure as a result of the Proposed Transaction. The installed capacity in the New York Independent System Operator (“NYISO”) is about 38,700 MW (summer).2 Thus, MEHC’s market share is de minimis and CEG’s is less than 6%. Therefore, the Proposed Transaction will have no adverse effect on market concentration in New York. Consequently, the Proposed Transaction does not raise horizontal market power concerns.
          In addition, vertical market power cannot be exercised because CEG, GNPP, Nine Mile, Constellation Energy Holdings LLC, MEHC Merger Sub Inc. and MEHC (collectively “Petitioners”) do not exercise control over delivery facility assets, or inputs into the production of generation supply, within New York markets. The Petitioners do not provide distribution services in New York. As a result, those avenues of undue exercise of market power are foreclosed and the Proposed Transaction does not pose the potential for adverse impacts to New York ratepayers.
          The Proposed Transaction is fully consistent with the continued ownership and safe operation and maintenance of NMP1, NMP2 and Ginna. There will be no physical changes to NMP1, NMP2 and Ginna and no changes in their day-to-day operations as a result of the Proposed Transaction. The Proposed Transaction will not result in any harm to the residents of New York. NMP1, NMP2 and Ginna will continue to be safely and efficiently operated as Nine

[1]	The Long Island Power Authority holds the other 18% ownership interest.

[2]	See NYISO, 2008 Load & Capacity Data, pages 52 and 53.

Mile and GNPP will continue to have the same level of expertise and experience in the operation of nuclear facilities. Nine Mile and GNPP will continue to operate and make capital improvements at the plants in accordance with the operating licenses and existing practice. The Petitioners will continue to operate NMP1, NMP2 and Ginna in accordance with their environmental permits and all applicable environmental laws. The Proposed Transaction will not affect any environmental permits or cause new environmental impacts.
          In addition to the Commission’s approval sought herein, the Petitioners are also seeking approvals related to the Proposed Transaction in the United States from the Maryland Public Service Commission, the United States Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the Federal Communications Commission, the U.S. Department of Justice, and will make the appropriate filings with the U. S. Securities and Exchange Commission. In addition, filings in compliance with the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, are required.
III. Conclusion
          The Proposed Transaction is a transfer of stock at the holding company level and will have no potentially significant environmental impact. There are no proposed operational changes for NMP1, NMP2 and Ginna as a result of the Proposed Transaction. The plants will continue to be operated in accordance with all of their existing New York permits and certificates. The Proposed Transaction is merely a change in upstream corporate ownership and structure.

(SAPA No.                                        )
NYS DEPARTMENT OF STATE
NOTICE OF PROPOSED RULE MAKING
Submitting Agency: PUBLIC SERVICE COMMISSION

TEXT/SUBSTANCE AND ATTACHMENTS:	☐ E-MAIL (nysregister@dos.state.ny.us)
☐ DISK
NOTE: Typing and submission instructions are at the end of this form. Please be sure to COMPLETE ALL ITEMS. Incomplete forms and nonscannable text attachments will be cause for rejection of this notice.
1.	A.	Proposed action:

The New York Public Service Commission (“Commission”) is considering whether to approve, reject or modify, in whole or in part, a petition by MidAmerican Energy Holdings Company (“MEHC”), MEHC Merger Sub Inc., Constellation Energy Holdings LLC, Constellation Energy Group, Inc. (“CEG”), R.E. Ginna Nuclear Power Plant, LLC (“GNPP”), and Nine Mile Point Nuclear Station, LLC (“Nine Mile”) (collectively the “Petitioners”) seeking an expedited declaratory ruling that the Commission need not review under Public Service Law (“PSL”) Section 70 a series of corporate transactions resulting in the acquisition by merger of CEG with CEG becoming an indirect wholly-owned subsidiary of MEHC (the “Proposed Transaction”). In the alternative, the Petitioners request expedited Commission approval, without modification or condition, pursuant to PSL Section 70 and any other statutory or regulatory provision deemed applicable, to consummate the Proposed Transaction. Ultimately, the Proposed Transaction will result in the indirect transfer of control of CEG’s ownership interest in New York lightly regulated generating assets, including the 621 megawatt (“MW”) (summer rating) Nine Mile Point Nuclear Station Unit 1 (“NMP1”), 1,135 MW (summer rating) Nine Mile Point Nuclear Station Unit 2 (“NMP2”) and the 582 MW (summer rating) Robert E. Ginna Nuclear Power Plant (“Ginna”) to MEHC. The Petitioners also request confirmation that the Proposed Transaction will have no impact on GNPP’s and Nine Mile’s status as lightly regulated entities. The Commission may consider all other related matters.
B.	[ ] This is a consensus rule making. A statement is attached setting forth the agency’s determination that no person is likely to object to the rule as written [SAPA § 202(1)(b)(i)].
C.	[ ] This rule was previously proposed as a consensus rule making under I.D. No. ___. Attached is a brief description of the objection that caused/is causing the prior notice to be withdrawn [SAPA § 202(1)(e)].

D.	[ ] This rule is proposed pursuant to [SAPA § 207(3)], 5-Year Review of Existing Rules (see also item 16).
2.	Statutory authority under which rule is proposed:

Section 70 of the Public Service Law.

3.	Subject of the rule:

A series of corporate transactions resulting in the acquisition by merger of CEG with CEG becoming an indirect wholly-owned subsidiary of MEHC.

4.	Purpose of the rule:

To determine whether to issue a declaratory ruling that the Commission need not review the Proposed Transaction or, in the alternative, authorize the Petitioners to consummate the Proposed Transaction, without modification or condition.

5.	Public Hearings (check box and complete as applicable):
☐	A public hearing is not scheduled. (SKIP TO ITEM 8)

☐	A public hearing is required by law and is scheduled below.

☐	A public hearing is not required by law, but is scheduled below.

Time:	Date:	Location:

6.	Interpreter services (check only if a public hearing is scheduled):
☐	Interpreter services will be made available to hearing impaired persons, at no charge, upon written request to the agency contact designated in this notice.
7.	Accessibility (check appropriate box if a public hearing is scheduled):
☐	All public hearings have been scheduled at places reasonably accessible to persons with a mobility impairment.

☐	Attached is a list of public hearing locations that are not reasonably accessible to persons with a mobility impairment. An optional explanation is submitted regarding the nonaccessibility of one or more hearing sites.

8.	Terms of rule (SELECT ONE SECTION):
A.	☐	The full text of the rule is attached since it is under 2,000 words.

B.	☐	A summary of the rule is attached since the full text of the rule is over 2,000 words.
☐	Full text is posted at the following State website: .

☐	Full text is not posted on a State website.

☐	Full text is not posted on a State website; this is a consensus rule or a rule defined in SAPA § 102(2)(a)(ii).
C.	☐	Pursuant to SAPA § 202(7)(b), the agency elects to print a description of the subject, purpose and substance of the rule as defined in SAPA § 102(2)(a)(ii) [Rate Making].
9.	The text of the rule and any required statements and analyses may be obtained from:

Agency Contact:	[ ]
Agency Name:	New York State Public Service Commission
Office Address:	Three Empire State Plaza
Albany, New York 12223
Telephone:	[ ] Email: [ ]
10.	Submit data, views or arguments to (complete only if different than previously named agency contact):

Agency Contact:	Hon. Jaclyn Brilling, Secretary
Agency Name:	New York State Public Service Commission
Office Address:	Three Empire State Plaza
Albany, New York 12223
Telephone:	(518) 474-6530 Email: [ ]
11.	Public comment will be received until:
☐	45 days after publication of this notice (MINIMUM public comment period when full text is attached because it is under 2000 words or full text of rule has been posted on a State website or the rule is a consensus rule or a rule defined under SAPA § 102(2)(a)(ii) [Rate Making]).

☐	60 days after publication of this notice (MINIMUM public comment period when full text is not attached or full text is not posted on a State website or the rule is not a consensus rule or a rule defined under SAPA § 102(2)(a)(ii) [Rate Making]).

☐	5 days after the last scheduled public hearing required by statute (MINIMUM,

with required hearing). This box may not be checked and the minimum 60-day comment period applies if full text is not attached or text is not posted on a State website or the rule is not a consensus rule or a rule defined under SAPA § 102(2)(a)(ii) [Rate Making]).

☐	Other (specify): .
12.	A prior emergency rule making for this action was previously published in the ___ issue of the Register, I.D. No. .

13.	Expiration date (check only if applicable):
☐	This proposal will not expire in 365 days because it is for a “rate making” as defined in SAPA § 102(2)(a)(ii).
14.	Additional matter required by statute:
☐	Yes (include material required by statute).

☐	No additional material required by statute.
15.	Regulatory Agenda (The Division of Housing and Community Renewal; Workers’ Compensation Board; and the departments of Agriculture and Markets, Banking, Education, Environmental Conservation, Family Assistance, Health, Insurance, Labor, Motor Vehicles and State and other department specified by the Governor or his designee must complete this item. If your agency has an optional agenda published, that should also be indicated below):
☐	This action was a Regulatory Agenda item in the first January issue of the (year) Register.

☐	This action was a Regulatory Agenda item in the last June issue of the (year) Register.

☐	This action was not under consideration at the time this agency’s Regulatory Agenda was submitted for publication in the Register.

☐	Not applicable.
16.	5-Year Review of Existing Rules (ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS)

This rule is proposed pursuant to SAPA § 207 (item 1D applies) (check applicable boxes):
☐	Attached is a statement setting forth a reasoned justification for modification of the rule. Where appropriate, include a decision of the degree to which changes in technology, economic conditions or other factors in the area affected by the rule necessitate changes in the rule.

☐	Attached is an assessment of public comments received by the agency in response to the listing of the rule in the regulatory agenda.

☐	An assessment of public comments is not attached because no comments were received.

☐	Not applicable.
17.	Regulatory Impact Statement (RIS)

(SELECT AND COMPLETE ONE: ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS, EXCLUDING SUMMARIES OF STUDIES, REPORTS OR ANALYSES [Needs and Benefits]):
A.	The attached RIS contains:
☐	The full text of the RIS.

☐	A summary of the RIS.

☐	A consolidated RIS, because this rule is one of a series of closely related and simultaneously proposed rules or is virtually identical to rules proposed during the same year.
B.	A RIS is not attached, because this rule is:
☐	subject to a consolidated RIS printed in the Register under I.D. No.:_________; issue date:_________.

☐	exempt, as defined in SAPA § 102(2)(a)(ii) [Rate Making].

☐	exempt, as defined in SAPA § 102(11) [Consensus Rule Making].
C.	☐	A statement is attached claiming exemption pursuant to SAPA § 202-a (technical amendment).
18.	Regulatory Flexibility Analysis (RFA) for small businesses and local governments (SELECT AND COMPLETE ONE; ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS):
A.	The attached RFA contains:
☐	The full text of the RFA.

☐	A summary of the RFA.

☐	A consolidated RFA, because this rule is one of a series of closely related rules.
B.	☐	A statement is attached explaining why a RFA is not required. This statement is in scanner format and explains the agency’s finding that the rule will not impose any adverse economic impact or reporting, recordkeeping or other compliance requirements on small businesses or local governments and the reason(s) upon which the finding was made, including any measures used to determine that the rule will not impose such adverse economic impacts or compliance requirements.

C.		A RFA is not attached, because this rule:
☐	Is subject to a consolidated RFA printed in the Register under I.D. No.: _________; issue date: _________.

☐	Is exempt, as defined in SAPA § 102(2)(a)(ii) [Rate Making].

☐	Is exempt, as defined in SAPA § 102(11) [Consensus Rule Making].
19.	Rural Area Flexibility Analysis (RAFA)

(SELECT AND COMPLETE ONE; ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS):
A.	The attached RAFA contains:
☐	The full text of the RAFA.

☐	A summary of the RAFA.

☐	A consolidated RAFA, because this rule is one of a series of closely related rules.
B.	☐	A statement is attached explaining why a RAFA is not required. This statement is in scanner format and explains the agency’s finding that the rule will not impose any adverse impact on rural areas or reporting, recordkeeping or other compliance requirements on public or private entities in rural areas and the reason(s) upon which the finding was made, including any measures used to determine that the rule will not impose such adverse economic impacts or compliance requirements.

C.		A RAFA is not attached, because this rule:
☐	Is subject to a consolidated RAFA printed in the Register under I.D. No.: _________; issue date: _________.

☐	Is exempt, as defined in SAPA § 102(2)(a)(ii) [Rate Making].

☐	Is exempt, as defined in SAPA § 102(11) [Consensus Rule Making].
20.	Job Impact Statement (JIS)

(SELECT AND COMPLETE ONE; ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS):
A.	The attached JIS contains:
☐	The full text of the JIS.

☐	A summary of the JIS.

☐	A consolidated JIS, because this rule is one of a series of closely related rules.
B.	☐	A statement is attached explaining why a JIS is not required. This statement is in scanner format and explains the agency’s finding that the rule will not have a substantial adverse impact on jobs and employment opportunities (as apparent from its nature and purpose) and explains the agency’s finding that the rule will have a positive impact or no impact on jobs and employment opportunities; except when it is evident from the subject matter of the rule that it could only have a positive impact or no impact on jobs and employment opportunities, the statement shall include a summary of the information and methodology underlying that determination.
☐	A JIS/Request for Assistance [SAPA § 201-a(2)(c)] is attached.
C.	A JIS is not attached, because this rule:
☐	is subject to a consolidated JIS printed in the Register under I.D. No.: _________; issue date: _________.

☐	is exempt, as defined in SAPA § 102(2)(a)(ii) [Rate Making].

☐	is proposed by the State Comptroller or Attorney General.
AGENCY CERTIFICATION (To be completed by the person who PREPARED the notice).
I have reviewed this form and the information submitted with it. The information contained in this notice is correct to the best of my knowledge.
I have reviewed Article 2 of SAPA and Parts 260 through 263 of 19 NYCRR and I hereby certify that this notice complies with all applicable provisions.

Name	Signature

Address

Telephone	E-Mail

Date
Please read before submitting this notice:
1.	Except for this form itself, all text must be typed in scannable format as described in the Department of State’s Register procedures manual, Rule Making in New York.

2.	Collate the original notice and attachments as: (1) form; (2) text or summary of rule; and, if any, (3) regulatory impact statement, (4) regulatory flexibility analysis for small businesses and local governments, (5) rural area flexibility analysis, (6) job impact statement. Submit the originals, as collated and ONE copy of that collated set.

3.	Mail or hand deliver hard copy of rule making package to: Department of State, Division of Administrative Rules, 41 State Street, Suite 330, Albany, NY 12231-0001.

4.	E-mail text/substance and attachments to: nysregister@dos.state.ny.us or attach a disk containing the text/substance and required material.

Substance of Proposed Rule
On October 17, 2008, a petition was filed by MidAmerican Energy Holdings Company (“MEHC”), MEHC Merger Sub Inc., Constellation Energy Holdings LLC, Constellation Energy Group, Inc. (“CEG”), R.E. Ginna Nuclear Power Plant, LLC (“GNPP”), and Nine Mile Point Nuclear Station, LLC (“Nine Mile”) (collectively the “Petitioners”) seeking an expedited declaratory ruling that the Commission need not review under Public Service Law (“PSL”) Section 70 a series of corporate transactions resulting in the acquisition by merger of CEG with CEG becoming an indirect wholly-owned subsidiary of MEHC (the “Proposed Transaction”). In the alternative, the Petitioners request expedited Commission approval, without modification or condition, pursuant to PSL Section 70 and any other statutory or regulatory provision deemed applicable, to consummate the Proposed Transaction. Ultimately, the Proposed Transaction will result in the indirect transfer of control of CEG’s ownership interest in New York lightly regulated generating assets, including the 621 megawatt (“MW”) (summer rating) Nine Mile Point Nuclear Station Unit 1 (“NMP1”), 1,135 MW (summer rating) Nine Mile Point Nuclear Station Unit 2 (“NMP2”) and the 582 MW (summer rating) Robert E. Ginna Nuclear Power Plant (“Ginna”) to MEHC. The Petitioners also request confirmation that the Proposed Transaction will have no impact on GNPP’s and Nine Mile’s status as lightly regulated entities. The Commission may consider all other related matters.
Nine Mile, a Delaware limited liability company, has a 100% ownership interest in NMP1 and an 82% ownership interest in NMP2.1 Nine Mile operates NMP1 and NMP2.
GNPP, a Maryland limited liability company, owns and operates Ginna.
CEG, a Maryland corporation, is the current ultimate parent corporation of Nine Mile and GNPP.
MEHC, an Iowa corporation, will become the indirect parent corporation of Nine Mile and GNPP following the Proposed Transaction.
The Petitioners state that they have the financial, managerial and technological capabilities to own, control and operate NMP1, NMP2 and Ginna and will continue to generate high-quality, safe and reliable electricity for the New York electricity market and New York consumers. The Proposed Transaction is, therefore, in the public interest.

[1]	The Long Island Power Authority holds the other 18% ownership interest.

BEFORE THE
STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

x

Joint Petition of MidAmerican Energy Holdings
Company, Constellation Energy Group, Inc.,
R.E. Ginna Nuclear Power Plant, LLC, and Nine Mile		Case 08-E-
Point Nuclear Station, LLC for a Declaratory Ruling
Regarding a Stock Transaction or, in the Alternative, an Order
Approving the Stock Transaction

x
ATTACHMENT TO SHORT ENVIRONMENTAL ASSESSMENT FORM
OF
MIDAMERICAN ENERGY HOLDINGS COMPANY, CONSTELLATION ENERGY
GROUP, INC., R.E. GINNA NUCLEAR POWER PLANT, LLC, AND
NINE MILE POINT NUCLEAR STATION, LLC

I. Introduction
     The action at issue is New York State Public Service Commission (“Commission”) approval, pursuant to Section 70 of the New York State Public Service Law, for the conversion of non-voting Series A Convertible Preferred Stock of Constellation Energy Group, Inc. (“CEG”) into shares of CEG Common Stock (the “Proposed Stock Conversion”). Ultimately, the Proposed Stock Conversion would result in MidAmerican Energy Holdings Company (“MEHC”) indirectly owning approximately 16.6% of CEG’s ownership interests in New York lightly regulated generating assets, including the 621 megawatt (“MW”) (summer rating) Nine Mile Point Nuclear Station Unit 1 (“NMP1”), the 1,135 MW (summer rating) Nine Mile Point Nuclear Station Unit 2 (“NMP2”) and the 582 MW (summer rating) Robert E. Ginna Nuclear Power Plant (“Ginna”).
II. Background
     Nine Mile Point Nuclear Station, LLC (“Nine Mile”), a Delaware limited liability company, has a 100% ownership interest in NMP1 and an 82% ownership interest in NMP2.1 Nine Mile operates NMP1 and NMP2, which are located in Scriba, New York.

[1]	The Long Island Power Authority holds the other 18% ownership interest.

     R.E. Ginna Nuclear Power Plant, LLC (“GNPP”), a Maryland limited liability company, owns and operates Ginna, which is located in Wayne County, New York.
     CEG, a Maryland corporation, is the current ultimate parent corporation of Nine Mile and GNPP. MEHC, an Iowa corporation, will own approximately 16.6% of the outstanding common stock in CEG following the Proposed Stock Conversion.
     As owner of approximately 16.6% of the outstanding common stock in CEG, MEHC would not be able to exercise control of CEG’s operations. The Proposed Stock Conversion, moreover, will not alter the operations of NMP1, NMP2 and Ginna and the Petitioners’ horizontal market concentration will not increase. Nine Mile and GNPP will continue to own and operate NMP1, NMP2 and Ginna.
     CEG’s market share is approximately 2,133 MW. MEHC’s owned generation is 90 MW (net). No new entity that owns or controls significant generation assets in New York is being brought into the organizational structure as a result of the Proposed Stock Conversion. The installed capacity in New York Independent System Operator (“NYISO”) is about 38,700 MW (summer).2 Thus, MEHC’s market share is de minimis and CEG’s is less than 6%. Therefore, the Proposed Stock Conversion will have no adverse effect on market concentration in New York. Consequently, the Proposed Stock Conversion does not raise horizontal market power concerns.
     In addition, vertical market power cannot be exercised because CEG, GNPP, Nine Mile, and MEHC (collectively “Petitioners”) do not exercise control over delivery facility assets, or inputs into the production of generation supply, within New York markets. The Petitioners do not provide distribution services in New York. As a result, those avenues of undue exercise of market power are foreclosed and the Proposed Stock Conversion does not pose the potential for adverse impacts to New York ratepayers.
     The Proposed Stock Conversion is fully consistent with the continued ownership and safe operation and maintenance of NMP1, NMP2 and Ginna. There will be no physical changes to NMP1, NMP2 and Ginna and no changes in their day-to-day operations as a result of the Proposed Stock Conversion. The Proposed Stock Conversion will not result in any harm to the residents of New York. NMP1, NMP2 and Ginna will continue to be safely and efficiently operated as Nine Mile and GNPP will continue to have the same level of expertise and experience in the operation of nuclear facilities. Nine Mile and GNPP will continue to operate and make capital improvements at the plants in accordance with the operating licenses and existing practice. The Petitioners will continue to operate NMP1, NMP2 and Ginna in accordance with their environmental permits and all applicable environmental laws. The Proposed Stock Conversion will not affect any environmental permits or cause new environmental impacts.
     In addition to the Commission’s approval sought herein, the Petitioners are also seeking approvals related to the Proposed Stock Conversion in the United States from the

[2]	See NYISO, 2008 Load & Capacity Data, pages 52 and 53.

Maryland Public Service Commission and will make the appropriate filings with the U. S. Securities and Exchange Commission.
III. Conclusion
     The Proposed Stock Conversion will have no potentially significant environmental impact. There are no proposed operational changes for NMP1, NMP2 and Ginna as a result of the Proposed Stock Conversion. The plants will continue to be operated in accordance with all of their existing New York permits and certificates. The Proposed Stock Conversion is merely a partial change in upstream corporate ownership at the holding company level.

(SAPA No.                                        )
NYS DEPARTMENT OF STATE
NOTICE OF PROPOSED RULE MAKING
Submitting Agency: PUBLIC SERVICE COMMISSION

TEXT/SUBSTANCE AND ATTACHMENTS:	☐ E-MAIL (nysregister@dos.state.ny.us)
☐ DISK
NOTE: Typing and submission instructions are at the end of this form. Please be sure to COMPLETE ALL ITEMS. Incomplete forms and nonscannable text attachments will be cause for rejection of this notice.
1.	A. Proposed action:

The New York Public Service Commission (“Commission”) is considering whether to approve, reject or modify, in whole or in part, a petition by MidAmerican Energy Holdings Company (“MEHC”), Constellation Energy Group, Inc. (“CEG”), R.E. Ginna Nuclear Power Plant, LLC (“GNPP”), and Nine Mile Point Nuclear Station, LLC (“Nine Mile”) (collectively the “Petitioners”) seeking an expedited declaratory ruling that the Commission need not review under Public Service Law (“PSL”) Section 70 the conversion of non-voting Series A Convertible Preferred Stock of CEG into shares of CEG Common Stock (the “Proposed Stock Conversion”). In the alternative, the Petitioners request expedited Commission approval, without modification or condition, pursuant to PSL Section 70 and any other statutory or regulatory provision deemed applicable, to consummate the Proposed Stock Conversion. Ultimately, the Proposed Stock Conversion would result in MEHC indirectly owning approximately 16.6% of CEG’s ownership interests in New York lightly regulated generating assets, including the 621 megawatt (“MW”) (summer rating) Nine Mile Point Nuclear Station Unit 1 (“NMP1”), the 1,135 MW (summer rating) Nine Mile Point Nuclear Station Unit 2 (“NMP2”) and the 582 MW (summer rating) Robert E. Ginna Nuclear Power Plant (“Ginna”). The Petitioners also request confirmation that the Proposed Stock Conversion will have no impact on GNPP’s and Nine Mile’s status as lightly regulated entities. The Commission may consider all other related matters.
B.	☐ This is a consensus rule making. A statement is attached setting forth the agency’s determination that no person is likely to object to the rule as written [SAPA § 202(1)(b)(i)].

C.	☐ This rule was previously proposed as a consensus rule making under I.D. No. . Attached is a brief description of the objection that caused/is causing the prior notice to be withdrawn [SAPA § 202(1)(e)].

D.	☐ This rule is proposed pursuant to [SAPA § 207(3)], 5-Year Review of Existing Rules (see also item 16).
2.	Statutory authority under which rule is proposed:

Section 70 of the Public Service Law.
3.	Subject of the rule:

The conversion of non-voting Series A Convertible Preferred Stock of CEG into shares of CEG Common Stock.

4.	Purpose of the rule:

To determine whether to issue a declaratory ruling that the Commission need not review the Proposed Stock Conversion or, in the alternative, authorize the Petitioners to consummate the Proposed Stock Conversion, without modification or condition.

5.	Public Hearings (check box and complete as applicable):
☐	A public hearing is not scheduled. (SKIP TO ITEM 8)

☐	A public hearing is required by law and is scheduled below.

☐	A public hearing is not required by law, but is scheduled below.

Time:	Date:	Location:

6.	Interpreter services (check only if a public hearing is scheduled):
☐	Interpreter services will be made available to hearing impaired persons, at no charge, upon written request to the agency contact designated in this notice.
7.	Accessibility (check appropriate box if a public hearing is scheduled):
☐	All public hearings have been scheduled at places reasonably accessible to persons with a mobility impairment.
☐	Attached is a list of public hearing locations that are not reasonably accessible to persons with a mobility impairment. An optional explanation is submitted regarding the nonaccessibility of one or more hearing sites.
8.	Terms of rule (SELECT ONE SECTION):
A.	☐ The full text of the rule is attached since it is under 2,000 words.

B.	☐ A summary of the rule is attached since the full text of the rule is over

2,000 words.
☐	Full text is posted at the following State website: .

☐	Full text is not posted on a State website.

☐	Full text is not posted on a State website; this is a consensus rule or a rule defined in SAPA § 102(2)(a)(ii).

C.	☐	Pursuant to SAPA § 202(7)(b), the agency elects to print a description of the subject, purpose and substance of the rule as defined in SAPA § 102(2)(a)(ii) [Rate Making].
9.	The text of the rule and any required statements and analyses may be obtained from:

Agency Contact:	[ ]
Agency Name:	New York State Public Service Commission
Office Address:	Three Empire State Plaza
Albany, New York 12223
Telephone:	[ ] Email: [ ]
10.	Submit data, views or arguments to (complete only if different than previously named agency contact):

Agency Contact:	Hon. Jaclyn Brilling, Secretary
Agency Name:	New York State Public Service Commission
Office Address:	Three Empire State Plaza
Albany, New York 12223
Telephone:	(518) 474-6530 Email: [ ]
11.	Public comment will be received until:
☐	45 days after publication of this notice (MINIMUM public comment period when full text is attached because it is under 2000 words or full text of rule has been posted on a State website or the rule is a consensus rule or a rule defined under SAPA § 102(2)(a)(ii) [Rate Making]).

☐	60 days after publication of this notice (MINIMUM public comment period when full text is not attached or full text is not posted on a State website or the rule is not a consensus rule or a rule defined under SAPA § 102(2)(a)(ii) [Rate Making]).

☐	5 days after the last scheduled public hearing required by statute (MINIMUM, with required hearing). This box may not be checked and the minimum 60-day comment period applies if full text is not attached or text is not posted on a State website or the rule is not a consensus rule or a rule defined under SAPA § 102(2)(a)(ii) [Rate Making]).

☐	Other (specify): .
12.	A prior emergency rule making for this action was previously published in the issue of the Register, I.D. No. .
13.	Expiration date (check only if applicable):
☐	This proposal will not expire in 365 days because it is for a “rate making” as defined in SAPA § 102(2)(a)(ii).
14.	Additional matter required by statute:
☐	Yes (include material required by statute).

☐	No additional material required by statute.
15.	Regulatory Agenda (The Division of Housing and Community Renewal; Workers’ Compensation Board; and the departments of Agriculture and Markets, Banking, Education, Environmental Conservation, Family Assistance, Health, Insurance, Labor, Motor Vehicles and State and other department specified by the Governor or his designee must complete this item. If your agency has an optional agenda published, that should also be indicated below):
☐	This action was a Regulatory Agenda item in the first January issue of the ___ (year) Register.

☐	This action was a Regulatory Agenda item in the last June issue of the ___ (year) Register.

☐	This action was not under consideration at the time this agency’s Regulatory Agenda was submitted for publication in the Register.

☐	Not applicable.
16.	5-Year Review of Existing Rules (ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS)

This rule is proposed pursuant to SAPA § 207 (item 1D applies) (check applicable boxes):
☐	Attached is a statement setting forth a reasoned justification for modification of the rule. Where appropriate, include a decision of the degree to which changes in technology, economic conditions or other factors in the area affected by the rule necessitate changes in the rule.

☐	Attached is an assessment of public comments received by the agency in response to the listing of the rule in the regulatory agenda.

☐	An assessment of public comments is not attached because no comments were received.

☐	Not applicable.
17.	Regulatory Impact Statement (RIS)

(SELECT AND COMPLETE ONE: ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS, EXCLUDING SUMMARIES OF STUDIES, REPORTS OR ANALYSES [Needs and Benefits]):
A.	The attached RIS contains:
☐	The full text of the RIS.

☐	A summary of the RIS.

☐	A consolidated RIS, because this rule is one of a series of closely related and simultaneously proposed rules or is virtually identical to rules proposed during the same year.
B.	A RIS is not attached, because this rule is:
☐	subject to a consolidated RIS printed in the Register under I.D. No.: ; issue date: .

☐	exempt, as defined in SAPA § 102(2)(a)(ii) [Rate Making].

☐	exempt, as defined in SAPA § 102(11) [Consensus Rule Making].
C.	☐ A statement is attached claiming exemption pursuant to SAPA § 202-a (technical amendment).
18.	Regulatory Flexibility Analysis (RFA) for small businesses and local governments (SELECT AND COMPLETE ONE; ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS):
A.	The attached RFA contains:
☐	The full text of the RFA.

☐	A summary of the RFA.

☐	A consolidated RFA, because this rule is one of a series of closely related rules.

B.	☐	A statement is attached explaining why a RFA is not required. This statement is in scanner format and explains the agency’s finding that the rule will not impose any adverse economic impact or reporting, recordkeeping or other compliance requirements on small businesses or local governments and the reason(s) upon which the finding was made, including any measures used to determine that the rule will not impose such adverse economic impacts or compliance requirements.
C.	A RFA is not attached, because this rule:
☐	Is subject to a consolidated RFA printed in the Register under I.D. No.: ; issue date: .

☐	Is exempt, as defined in SAPA § 102(2)(a)(ii) [Rate Making].

☐	Is exempt, as defined in SAPA § 102(11) [Consensus Rule Making].
19.	Rural Area Flexibility Analysis (RAFA)

(SELECT AND COMPLETE ONE; ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS):
A.	The attached RAFA contains:
☐	The full text of the RAFA.

☐	A summary of the RAFA.

☐	A consolidated RAFA, because this rule is one of a series of closely related rules.

B.	☐	A statement is attached explaining why a RAFA is not required. This statement is in scanner format and explains the agency’s finding that the rule will not impose any adverse impact on rural areas or reporting, recordkeeping or other compliance requirements on public or private entities in rural areas and the reason(s) upon which the finding was made, including any measures used to determine that the rule will not impose such adverse economic impacts or compliance requirements.
C.	A RAFA is not attached, because this rule:
☐	Is subject to a consolidated RAFA printed in the Register under I.D. No.: ; issue date: .

☐	Is exempt, as defined in SAPA § 102(2)(a)(ii) [Rate Making].

☐	Is exempt, as defined in SAPA § 102(11) [Consensus Rule Making].
20.	Job Impact Statement (JIS)

(SELECT AND COMPLETE ONE; ALL ATTACHMENTS MUST BE 2,000 WORDS OR LESS):
A.	The attached JIS contains:

☐	The full text of the JIS.

☐	A summary of the JIS.

☐	A consolidated JIS, because this rule is one of a series of closely related rules.

B.	☐	A statement is attached explaining why a JIS is not required. This statement is in scanner format and explains the agency’s finding that the rule will not have a substantial adverse impact on jobs and employment opportunities (as apparent from its nature and purpose) and explains the agency’s finding that the rule will have a positive impact or no impact on jobs and employment opportunities; except when it is evident from the subject matter of the rule that it could only have a positive impact or no impact on jobs and employment opportunities, the statement shall include a summary of the information and methodology underlying that determination.

	☐	A JIS/Request for Assistance [SAPA § 201-a(2)(c)] is attached.
C.	A JIS is not attached, because this rule:
☐	is subject to a consolidated JIS printed in the Register under I.D. No.: ; issue date: .

☐	is exempt, as defined in SAPA § 102(2)(a)(ii) [Rate Making].

☐	is proposed by the State Comptroller or Attorney General.
AGENCY CERTIFICATION (To be completed by the person who PREPARED the notice).
I have reviewed this form and the information submitted with it. The information contained in this notice is correct to the best of my knowledge.
I have reviewed Article 2 of SAPA and Parts 260 through 263 of 19 NYCRR and I hereby certify that this notice complies with all applicable provisions.

Name	Signature

Address

Telephone	E-Mail

Date

Please read before submitting this notice:
1.	Except for this form itself, all text must be typed in scannable format as described in the Department of State’s Register procedures manual, Rule Making in New York.

2.	Collate the original notice and attachments as: (1) form; (2) text or summary of rule; and, if any, (3) regulatory impact statement, (4) regulatory flexibility analysis for small businesses and local governments, (5) rural area flexibility analysis, (6) job impact statement. Submit the originals, as collated and ONE copy of that collated set.

3.	Mail or hand deliver hard copy of rule making package to: Department of State, Division of Administrative Rules, 41 State Street, Suite 330, Albany, NY 12231-0001.

4.	E-mail text/substance and attachments to: nysregister@dos.state.ny.us or attach a disk containing the text/substance and required material.

Substance of Proposed Rule
On October 17, 2008, a petition was filed by MidAmerican Energy Holdings Company (“MEHC”), Constellation Energy Group, Inc. (“CEG”), R.E. Ginna Nuclear Power Plant, LLC (“GNPP”), and Nine Mile Point Nuclear Station, LLC (“Nine Mile”) (collectively the “Petitioners”) seeking a declaratory ruling that the New York State Public Service Commission (“Commission”) need not review under Public Service Law (“PSL”) Section 70 the conversion of non-voting Series A Convertible Preferred Stock of CEG into shares of CEG Common Stock (the “Proposed Stock Conversion”). In the alternative, the Petitioners request expedited Commission approval, without modification or condition, pursuant to PSL Section 70 and any other statutory or regulatory provision deemed applicable, to consummate the Proposed Stock Conversion. Ultimately, the Proposed Stock Conversion would result in MEHC indirectly owning approximately 16.6% of CEG’s ownership interests in New York lightly regulated generating assets, including the 621 megawatt (“MW”) (summer rating) Nine Mile Point Nuclear Station Unit 1 (“NMP1”), the 1,135 MW (summer rating) Nine Mile Point Nuclear Station Unit 2 (“NMP2”) and the 582 MW (summer rating) Robert E. Ginna Nuclear Power Plant (“Ginna”). The Petitioners also request confirmation that the Proposed Stock Conversion will have no impact on GNPP’s and Nine Mile’s status as lightly regulated entities. The Commission may consider all other related matters.
Nine Mile, a Delaware limited liability company, has a 100% ownership interest in NMP1 and an 82% ownership interest in NMP2.1 Nine Mile operates NMP1 and NMP2.
GNPP, a Maryland limited liability company, owns and operates Ginna.
CEG, a Maryland corporation, is the current ultimate parent corporation of Nine Mile and GNPP.
MEHC, an Iowa corporation, will own approximately 16.6% of the outstanding common stock in CEG following the Proposed Stock Conversion.
The Petitioners state that they have the financial, managerial and technological capabilities to own, control and operate NMP1, NMP2 and Ginna and will continue to generate high-quality, safe and reliable electricity for the New York electricity market and New York consumers. The Proposed Stock Conversion is, therefore, in the public interest.

[1]	The Long Island Power Authority holds the other 18% ownership interest.